UNITED  STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported)            December 10, 1996
                                                           -------------------



                             THE VINCAM GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Florida                    0-28148              59-2452823
--------------------------------  ------------------  -----------------------
(State or other jurisdiction of      (Commission         (I.R.S. Employer
          incorporation)             File Number)       Identification No.)



2850 Douglas Road, Miami Florida                                       33134
-----------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code            (305) 460-2350
                                                             ----------------



                               Not applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 5.  Other Events


On December 24, 1996, The Vincam Group, Inc. entered into a definitive merger agreement with Staff Administrators, Inc. ("SAI"), a privately-held professional employer organization ("PEO") headquartered in Denver, Colorado with approximately 220 clients and 3,600 worksite employees

Vincam will issue 520,000 shares of its common stock in exchange for all of the equity in SAI and its subsidiaries. The transaction will be accounted for as a pooling of interests and is expected to close in January 1997.

As a PEO, SAI provides businesses with an outsourcing solution to the complexities and costs of human resource employment and management by contractually assuming substantial employer responsibilities for the worksite employees of its clients.

For the eleven months ended November 30, 1996, SAI had revenues of approximately $70 million and expects to have an operating loss for the year ending December 31, 1996.

On December 10, 1996, The Vincam Group, Inc. announced that it has entered into an agreement with Reliance National Insurance Company to provide workers' compensation insurance coverage. The agreement will provide the Company with a three-year guaranteed cost program and commutation provision which allows the Company the opportunity to buy back its losses, for each year, at any time in the future. Additionaly, the agreement will include a full risk transfer of the company's losses and exposure through Commercial Risk Re-Insurance Company and Reliance under its existing large deductible workers' compensation insurance policies for the years 1994, 1995 and 1996.

On December 31, 1996, The Vincam Group, Inc. signed an Agreement and Amendment No. 1 to Amended and Restated Credit Agreement with Fleet National Bank (the "Amendment"). Among other things the Amendment terminates the Company's cash collateral pledge of approximately $4.0 million, extends the maturity date of the revolving line of credit from June 5, 1997 to December 31, 1997, and increases the borrowing capacity for working capital under the $13.0 million revolving line of credit from $1.0 million to $2.0 million.

Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
For this purpose, any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans,"
"expects," "intends" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, among others, the following: (i) potential for unfavorable interpretation of government regulations relating to labor, taxes, insurance, employment matters and the provision of managed care services;
(ii) the Company's ability to obtain or maintain all required licenses or certifications required to further expand the range of specialized managed care services offered by the Company; (iii) potential increases in the Company's costs, such as health care costs, that the Company may not be able to reflect immediately in its service fees; (iv) the Company's ability to offer its services to prospective clients in additional states where it has less or no market penetration; (v) higher than expected workers' compensation claims under the Company's large deductible workers' compensation insurance policies; (vi) the level of acquisition opportunities available to the Company; (vii) the financial condition of the Company's clients;
(viii) additional regulatory requirements affecting the Company; (ix) the impact of competition from existing and new PEO companies; and (x) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c) Exhibits

 Exhibit
   No.
--------

    2    Agreement and Plan of Merger by and Among The Vincam Group, Inc.,
          Staff Administrators, Inc. and Michael C. Koltak and Robert J. Quinette, dated as of December 24, 1996, including the form of Registration Agreement, Escrow Agreement, and Agreement and Plan of Merger with respect to Staff Administrators of Western Colorado, Inc. which are exhibits thereto.*

   10   Agreement and Amendement No.1 to Amended and Restated Credit
         Agreement,dated as of December 31, 1996, by and among The Vincam Group, Inc., its subsidiaries and Fleet National Bank.

----------------------------------

* Not all exhibits to Exhibit 2 have not been filed with the Securities and Exchange Commission (the "Commission"). The registrant agrees to provide those exhibits supplementally upon the request of the Commission.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 THE VINCAM GROUP, INC.
                                                 ----------------------
                                                 Registrant


Dated:  January 3, 1997                          By /s/ STEPHEN L. WAECHTER
                                                 -----------------------------
                                                 Stephen L. Waechter
                                                 Chief Financial Officer

                                 THE VINCAM GROUP, INC.

                                   INDEX TO ITEM 7(c)

                                        EXHIBITS




 Exhibit
   No.
--------

    2    Agreement and Plan of Merger by and Among The Vincam Group, Inc.,
          Staff Administrators, Inc. and Michael C. Koltak and Robert J. Quinette, dated as of December 24, 1996, including the form of Registration Agreement, Escrow Agreement, and Agreement and Plan of Merger with respect to Staff Administrators, Inc. of Western Colorado, Inc. which are exhibits thereto.

   10   Agreement and Amendement No.1 to Amended and Restated Credit
         Agreement,dated as of December 31, 1996, by and among The Vincam Group, Inc., its subsidiaries and Fleet National Bank.



































                                                                  Exhibit 2
















                   Agreement and Plan of Merger

                          by and Among

                      The Vincam Group, Inc.,

                    Staff Administrators, Inc.

                                and

              Michael C. Koltak and Robert J. Quinette


                         December 24, 1996

THE PAGINATION REFERENCE IN THE FOLLOWING TABLE OF CONTENTS MAKE
REFERENCE TO THE ORIGINAL DOCUMENT.

TABLE OF CONTENTS

     ARTICLE I
     THE MERGER                                       1
     SECTION 1.01  The Merger                         1
     SECTION 1.02  Effective Time                     2
     SECTION 1.03  Effect of the Merger               2
     SECTION 1.04  Articles of Incorporation; By-Laws 2
     SECTION 1.05  Directors and Officers             2
     SECTION 1.06  Taking Necessary Action; Further
          Action                                      2
     SECTION 1.07  The Closing                        2

     ARTICLE II
     EFFECT ON CAPITAL STOCK; EXCHANGE OF
          CERTIFICATES                                3
     SECTION 2.01 Effect on Capital Stock             3
     SECTION 2.02  Delivery of Per Share Merger
          Consideration                               4
     SECTION 2.03 Registration Rights                 6
     SECTION 2.04 Accounting Treatment                6
     SECTION 2.05 Tax Treatment                       6

     ARTICLE III
     DEFINITIONS                                      7

     ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          AND THE SHAREHOLDERS                        8
     SECTION 4.01  Organization and Qualification;
          No Subsidiaries                             8
     SECTION 4.02  Articles of Incorporation; By-Laws 9
     SECTION 4.03  Capitalization                     9
     SECTION 4.04  Authority; Enforceability          10
     SECTION 4.05  Noncontravention; Required
          Filings and Consents                        10
     SECTION 4.06  Permits; Compliance                11
     SECTION 4.07  Reports; Financial Statements      12
     SECTION 4.08  Absence of Certain Changes or
          Events                                      14
     SECTION 4.09  Absence of Litigation              15
     SECTION 4.10  Contracts; No Default              16
     SECTION 4.11  Employee Benefit Plans; Labor
          Matters                                     18
     SECTION 4.12 Taxes                               20
     SECTION 4.13 Intellectual Property Rights        22
     SECTION 4.14  Insurance                          23
     SECTION 4.15  Brokers                            23
     SECTION 4.16  Title to Properties                23
     SECTION 4.17 Notes and Accounts Receivable       25
     SECTION 4.18 Tax Payment and Direct Deposit
          Service                                     25
     SECTION 4.19 Related Parties                     25
     SECTION 4.20  Disclosure                         26

     ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF THE
          SHAREHOLDERS                                26
     SECTION 5.01 Authority; Enforceability           26
     SECTION 5.02   Noncontravention                  26
     SECTION 5.03 Investment                          27
     SECTION 5.04  Company Shares                     27
     SECTION 5.05 Share Ownership                     27
     SECTION 5.06 Disclosure                          28

     ARTICLE VI
     REPRESENTATIONS AND WARRANTIES OF ACQUIROR       28
     SECTION 6.01  Organization and Qualification     28
     SECTION 6.02  Capitalization                     28
     SECTION 6.03  Authority                          29
     SECTION 6.04  No Conflict, Required Filings
          and Consents                                29
     SECTION 6.05  Reports; Financial Statements      30
     SECTION 6.06  Absence of Certain Changes or
          Events                                      31
     SECTION 6.07  Brokers                            31

     ARTICLE VII
     COVENANTS RELATING TO CONDUCT OF BUSINESS        31
     SECTION 7.01  Affirmative Covenants of the
          Company                                     31
     SECTION 7.02  Negative Covenants of the
          Company                                     32
     SECTION 7.03  Access and Information             34

     ARTICLE VIII
     ADDITIONAL AGREEMENTS                            35
     SECTION 8.01  Appropriate Action; Consents;
          Filings                                     35
     SECTION 8.02  Update Disclosure; Breaches        36
     SECTION 8.03  Affiliate Agreements; Tax
          Treatment                                   37
     SECTION 8.04  Public Announcements               37
     SECTION 8.05 NMS Listing                         37
     SECTION 8.06 Survival of Representations and
          Warranties; Indemnification                 37
     SECTION 8.07  Obligations of Acquiror Sub        39
     SECTION 8.08  Accounting Treatment               39
     SECTION 8.09  Good Faith                         39
     SECTION 8.10  Publication of Post-Merger Results 39
     SECTION 8.11  Legend                             39
     SECTION 8.12  Employee Benefit Plan              40
     SECTION 8.13 Confidentiality and Non-Competition
          Agreement                                   40

     ARTICLE IX
     CLOSING CONDITIONS                               40
     SECTION 9.01  Conditions to Obligations of Each
          Party Under This Agreement                  40

     ARTICLE X
     TERMINATION; AMENDMENT                           45
     SECTION 10.01 Termination                        45
     SECTION 10.02 Effect of Termination              45
     SECTION 10.03  Fees and Expenses                 46

     ARTICLE XI
     GENERAL PROVISIONS                               46
     SECTION 11.01  Notices                           46
     SECTION 11.02 Amendment                          47
     SECTION 11.03 Waiver                             48
     SECTION 11.04 Headings                           48
     SECTION 11.05 Severability                       48
     SECTION 11.06 Entire Agreement                   48
     SECTION 11.07 Assignment                         48
     SECTION 11.08 Parties in Interest                48
     SECTION 11.09 Governing Law                      49
     SECTION 11.10  Counterparts; Facsimile
          Signatures                                  49
     SECTION 11.11 Attorneys  Fees                    49

     EXHIBITS

     Exhibit 2.02           Escrow Agreement*
     Exhibit 2.03           Registration Agreement*
     Exhibit 4.01           Company Disclosure Schedule
     Exhibit 7.01           Staff Administrators of Western
                             Colorado, Inc. Merger Agreement*
     Exhibit 8.03           Affiliate Agreement
     Exhibit 9.01(c)(v)     Non-Competition and
                             Confidentiality Agreement
     Exhibit 9.01(c)(xvii)  Promissory Note



* Exhibit included as part of this filing.

               AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger, dated as of December 24, 1996 (this Agreement ), is by and among
The Vincam Group, Inc., a Florida corporation ( Acquiror
), Staff Administrators, Inc., a Colorado corporation
(the  Company ), Michael C. Koltak and Robert J.
Quinette.  In this Agreement, Messrs. Koltak and
Quinette are referred to collectively as the Shareholders and individually as a Shareholder.

                         RECITALS:

     A. Subject to the provisions of this Agreement and the satisfaction of the conditions to this Agreement, the Company shall be merged (the Merger ) with a wholly owned subsidiary of Acquiror ( Acquiror Sub ) at the time provided for in Section 1.02. Following the Merger, the Company shall be a wholly owned subsidiary of the Acquiror. Shares of common stock, no par value, of the Company ( Company Common Stock ) issued and outstanding prior to the Merger will be converted into shares of common stock, $.001 par value, of the Acquiror
( Acquiror Common Stock ) pursuant to the exchange ratio set forth in Article II of this Agreement.

     B. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Acquiror, Company and the Shareholders agree as follows:

                          ARTICLE I

                          THE MERGER

SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado Business Corporation Act
(the Colorado Code ), at the Effective Time (as defined below), the Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the Surviving Corporation ). Acquiror
Sub and the Company are collectively referred to in this Agreement as the Constituent Corporations.

SECTION 1.02  Effective Time.  At the Closing (as
defined below), the parties shall cause the Merger to be consummated by filing articles of merger (the Articles of Merger ) with the Secretary of State of Colorado in such form as required by, and executed in accordance with, the relevant provisions of the Colorado Code (the effective date and time specified in such filing, which shall be no earlier than January 1, 1997, being the Effective Time ).

SECTION 1.03  Effect of the Merger.  At the Effective
Time, the effect of the Merger shall be as provided in the applicable provisions of the Colorado Code. Without limiting the generality of such act, and subject to its provisions, at the Effective Time, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

SECTION 1.04  Articles of Incorporation; By-Laws.  At
the Effective Time, the Articles of Incorporation and the By-Laws of the Acquiror Sub shall be the Articles of Incorporation and the By-Laws of the Surviving
Corporation.

SECTION 1.05  Directors and Officers;.  The directors of
Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving
Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 1.06  Taking Necessary Action; Further Action;.
Acquiror, Acquiror Sub and the Company, respectively, shall each use its best reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Colorado Code at the Effective Time. If, at any time after the Effective
Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

SECTION 1.07  The Closing;.  The closing of the
transactions contemplated by this Agreement (the
Closing ) shall be held as promptly as practicable, but not more than two business days following the satisfaction of, or waiver by the party entitled to satisfaction of, all conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. The Closing will take place at the offices of Steel Hector & Davis
LLP, 200 S. Biscayne Blvd., Suite 4000, Miami, Florida
33131-2398, at 10:00 a.m. local Miami time on such date, or at such other time and place as the parties may agree.



                      ARTICLE II

  EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

SECTION 2.01 Effect on Capital Stock;.  At the Effective
Time, by virtue of the Merger and without any further action on the part of Acquiror Sub, the Company or the holders of Company Common Stock:

     (a)     All issued and outstanding shares of
capital stock of Acquiror Sub shall continue to be issued and shall be converted into 1,000 shares of common stock of the Surviving Corporation. Each stock certificate of Acquiror Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     (b)     Each share of Company Common Stock, or
fraction thereof, issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section
2.01(e)) and other than shares as to which a demand for dissenter s rights shall have been duly perfected in accordance with the Colorado Code ( Dissenting Shares ), shall be converted, without any action on the part of the holders thereof into 2,500 shares of Acquiror Common
Stock (the Per Share Merger Consideration ). The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(e) and any Dissenting Shares) are sometimes referred to herein as the Outstanding Company
Shares.

     (c) All such shares of Company Common Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the aggregate per share consideration into which such Company Common Stock was converted in the Merger.
No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(d) hereof.

     (d)     No fractional shares of Acquiror Common
Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror
Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash equal to the product of (i) the fraction of a share of Acquiror
Common Stock to which such holder would otherwise be entitled, and (ii) the average closing price, as reported on the Nasdaq National Market, of a share of Acquiror Common Stock for the ten (10) days on which Acquiror Common Stock has traded immediately preceding the Closing (the Market Value ).

     (e) Each share of Company Common Stock held in the treasury of the Company shall be cancelled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

SECTION 2.02  Delivery of Per Share Merger
Consideration;. (a) At the Closing, Acquiror shall deliver to Norwest Bank Colorado, N.A., in Denver,
Colorado, acting in the capacity of escrow agent (the
Escrow Agent ), and to the holders of the Outstanding
Company Shares, certificates representing the shares of Acquiror Common Stock and the cash, in immediately available funds, to which the holders of Outstanding
Company Shares shall be entitled pursuant to Section
2.01, as further provided below. Fifty percent (50%) of the fees of the Escrow Agent shall be borne by the Acquiror, and twenty five percent (25%) of the fees of the Escrow Agent shall be borne by each of the Shareholders.

     (b)     At the Closing, each holder of record
(other than Acquiror or Acquiror Sub or any other
Subsidiary of Acquiror) of a certificate or certificates which immediately prior to the Effective Time represented Outstanding Company Shares (individually a
Certificate and collectively the Certificates ) shall deliver to the Acquiror such shareholder s Certificates.
The holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing all of the shares of Acquiror Common Stock (other than those shares being placed in escrow as described below) and the cash, if any, that such holder is entitled to receive pursuant to Section 2.01(d). Of the shares otherwise issuable to the holders of Outstanding Company

Shares, an aggregate number of shares equal to 10% of the number of shares of Acquiror Common Stock issuable to such holders hereunder (the Indemnification Escrow
Shares ) shall be deposited by the Acquiror with the Escrow Agent in accordance with the terms and provisions of an escrow agreement substantially in the form attached as Exhibit 2.02 (the Escrow Agreement ). The number of Indemnification Escrow Shares to be delivered to the Escrow Agent on behalf of each holder of Outstanding Company Shares shall equal the product of
(i) the total number of Escrow Shares to be delivered to the Escrow Agent and (ii) a fraction, the numerator of which is the number of shares of Acquiror Common Stock into which such holder s Outstanding Company Shares are converted as a result of the Merger and the denominator of which is the total number of shares of Acquiror
Common Stock into which all of the Outstanding Company
Shares are converted as a result of the Merger, rounded up to the next whole share. The delivery of the Indemnification Escrow Shares shall be made on behalf of the holders of the Outstanding Company Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Acquiror directly to such holders and subsequently delivered by such holders to the Escrow Agent. The shares so deposited shall be evidenced by separate certificates in the names of each of the holders of the Outstanding Company Shares. The adoption of this
Agreement by the Shareholders shall also constitute their approval of the terms and provisions of the Escrow
Agreement, including the indemnification provided for therein and their confirmation of the appointment of Norwest Bank Colorado, N.A. to act as Escrow Agent.

     (c)     If any certificate for shares of Acquiror
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that such transfer be in compliance with any applicable state and federal securities laws and that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

     (d)     Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender (i) the Per Share Merger

Consideration into which the shares of Company Common
Stock previously represented by such Certificate were converted at the Effective Time, (ii) cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.01(d) and
(iii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(f).

     (e)      At and after the Effective Time, the
holders of Certificates shall cease to have any rights as shareholders of the Company, except for the right to surrender Certificates to be converted pursuant to
Section 2.01.  All shares of Acquiror Common Stock
issued (and cash paid in lieu of fractional shares) upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company
Common Stock.

     (f) Holders of unsurrendered Certificates with respect to the shares of Acquiror Common Stock represented thereby shall be entitled to receive dividends and other distributions declared or made with respect to Acquiror Common Stock with a record date as of the close of business on or after the date on which the Effective Time occurs. No such dividends or other distributions, however, and no cash payment in lieu of fractional shares payable pursuant to Section 2.01(d), shall be paid to the holder of any such unsurrendered
Certificate until such holder shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror
Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common
Stock to which such holder is entitled pursuant to
Section 2.01(d) and the amount of dividends or other distributions with a record date as of the close of business on or after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common
Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date as of the close of business on or after the Effective Time but prior to surrender, payable with respect to such whole shares of Acquiror Common Stock.

     (g)     If, between the date hereof and the
Effective Time, the outstanding shares of Acquiror
Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Acquiror Common Stock to be issued and delivered in the Merger for each outstanding shares of Company Common Stock as provided in this Agreement shall be correspondingly adjusted. It is agreed and understood that the grant by the Acquiror of stock options pursuant to any stock option or stock incentive plan, or the exercise by any holder of such a stock option, shall not constitute an action of the type requiring adjustment pursuant to this Section 2.02.

SECTION 2.03 Registration Rights;.  The shares of
Acquiror Common Stock received in the Merger shall be entitled to certain registration rights, as defined in and pursuant to the Registration Agreement attached as
Exhibit 2.03.

SECTION 2.04 Accounting Treatment;. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes.

SECTION 2.05 Tax Treatment;.  The Company and the
Shareholders intend that the Merger will be a non-taxable transaction to the holders of Company Common
Stock under section 368(a)(2)(E) of the Internal Revenue
Code of 1986, as amended.

                       ARTICLE III

                       DEFINITIONS

The term Acquiror Material Adverse Effect as used in this Agreement shall mean any change or effect that is materially adverse to the financial condition, results of operations, business, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole.

The term Affiliate means, with respect to a given person, a person who controls, is controlled by or is under common control with, such person.

The term  Affiliated Group  has the meaning described in
Section 1504 of the Code, without regard to the exceptions contained in subsection (b) thereof.

The term Code means the Internal Revenue Code of 1986, as amended.

The term Company Material Adverse Effect means any change or effect that is materially adverse to the financial condition, results of operations, businesses, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole. A change or effect shall be considered materially adverse if it has a negative financial impact of at least $40,000.

The term  employee   includes, but is not limited to,
any leased employee, co-employee, worksite employee, internal employee or corporate employee.

The term   Governmental Entity  means any federal,
state, local, or foreign government or any agency thereof.

The term knowledge means the actual knowledge of a person, or of its current officers and directors in the case of a corporate person, after reasonable investigation. For purposes of this definition, reasonable investigation means that inquiry has been made of those Company persons employed or retained by the Company or its Subsidiaries (excluding leased employees of the Company) who are likely to know the facts of the subject matter being investigated and all files or documents in the possession of all such persons which relate to the subject matter being investigated have been reviewed.

The term Law means any federal, state or local law, statute, rule, ordinance or regulation (including codes, plans, judgments, injunctions, administrative interpretations, orders, or charges thereunder).

The term person means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act )).

The term Subsidiary (or its plural) as used in this Agreement with respect to the Company, Acquiror, the Surviving Corporation or any other person shall mean any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving
Corporation or such other person, as the case may be (either alone or through or together with any other
Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                          ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF
               THE COMPANY AND THE SHAREHOLDERS

     The Company and each of the Shareholders jointly and severally represent and warrant to Acquiror that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete immediately prior to the Effective
Time (as though made then and as though the Effective
Time were substituted for the date of this Agreement throughout this Article IV). In the event that, after the date hereof and prior to the Effective Time, any of the statements contained in this Article IV becomes incorrect or incomplete, the Company and the Shareholders shall provide notice to the Acquiror pursuant to Section 8.02.

SECTION 4.01  Organization and Qualification; No
Subsidiaries;. The Company and each of its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, a Company Material Adverse Effect. All of the Company s
Subsidiaries, and their respective states of incorporation, are set forth in Section 4.01 of the disclosure schedule attached as Exhibit 4.01 (the
Company Disclosure Schedule ). Other than the entities listed in Section 4.01 of the Company Disclosure
Schedule, the Company has never had, nor does it currently have, any Subsidiaries, nor has it owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity. Section 4.01 of the Company Disclosure Schedule also lists by state, as of the most recent practicable date, the number of employees of the Company and each of its Subsidiaries in each state, according to the state(s) in which the employee is working as of such date. Such list includes all employees of the Company or any of its Subsidiaries and includes separate lists for each of the Company and its Subsidiaries.

SECTION 4.02  Articles of Incorporation; By-Laws;.  The
Company has furnished to Acquiror complete and correct copies of the Articles of Incorporation and By-Laws of the Company, Staff Administrators of California, Inc. (
SAI California ), Staff Administrators of Western
Colorado, Inc. ( Western Colorado ), and Staff
Administrators of CO., Inc. ( SAI Colorado ), as amended or restated, and as currently in effect. Neither the

Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

SECTION 4.03  Capitalization;. (a) The authorized
capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 200 shares are issued and outstanding. The Company has no other classes of stock. The authorized capital stock of SAI California consists of 10,000 shares of common stock, no par value
( SAI California Common Stock ), of which 10,000 shares are issued and outstanding. All such issued and outstanding shares of SAI California Common Stock are owned, as of the date hereof, by the Company. SAI
California has no other classes of stock. The authorized capital stock of SAI Colorado consists of 1,000 shares of common stock, par value $10.00 per share
( SAI Colorado Common Stock ), of which 1,000 shares are issued and outstanding. All such issued and outstanding shares of SAI Colorado Common Stock are owned, as of the date hereof, by the Company. SAI Colorado has no other classes of stock. The authorized capital stock of Western Colorado consists of 50,000 shares of common stock, no par value ( Western Colorado Common Stock ), of which 50,000 shares are issued and outstanding.
25,500 of such issued and outstanding shares of Western
Colorado Common Stock are owned, as of the date hereof, by the Company, and 24,500 shares are owned by Kris
Smith.  Western Colorado has no other classes of stock.
At no time since January 1,1994 has the Company been controlled by another corporation.

     (b)     All outstanding shares of Company Common
Stock, Western Colorado Common Stock, SAI Colorado
Common Stock and SAI California Common Stock are duly authorized, validly issued, fully paid and non-assessable. No outstanding shares of Company Common
Stock, Western Colorado Common Stock, SAI Colorado
Common Stock or SAI California Common Stock have been issued in violation of, or are currently subject to, any preemptive or similar rights, except that the parties acknowledge that the stock of SAI Colorado is subject to pre-emptive rights pursuant to its Articles of Incorporation. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of any of the Company or its Subsidiaries or obligating any of them to grant, issue, sell or register for sale any shares of capital stock, by sale, lease, license or otherwise. As of the date of this Agreement, there are no obligations, contingent or otherwise, of any of the Company or its Subsidiaries to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any other person (including the Company or any other Subsidiary).

     (c) Since January 1, 1994, there have been no changes in the proportionate equity ownership of the Company.

SECTION 4.04  Authority; Enforceability;.  The Board of
Directors of the Company has adopted this Agreement and recommended the Merger for the approval of the Shareholders pursuant to Sections 7-111-101 and 7-111-
103 of the Colorado Code. The Shareholders have unanimously adopted and approved the Agreement and the Merger contemplated hereby. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action and no other corporate or shareholder proceedings on the part of the Company, other than the filing of the Articles of Merger, are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors rights generally and to general equitable principles.

SECTION 4.05  Noncontravention; Required Filings and
Consents;. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its Subsidiaries; (ii) subject to giving the notices and obtaining the consents, approvals, authorizations or permits described in Section 4.05 of the Company Disclosure Schedule and the filing of the Articles of Merger, conflict with or violate any Laws applicable to the Company or its Subsidiaries or by which any of the Company or its Subsidiaries or their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound or affected, except for any such conflicts or violations described in clause (ii) that would not have, individually or in the aggregate, a Company Material Adverse Effect, and any such breaches or defaults described in clause (iii) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 4.06  Permits; Compliance;.  The Company and its
Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company and its Subsidiaries to own, lease and operate their properties or to carry on their businesses substantially as they are now being conducted (the
Company Permits ) except where failure to have such Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect, and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company and the Shareholders, threatened. All of the Company Permits are set forth in Section 4.06 of the Company Disclosure Schedule. The Company, its
Subsidiaries and each of the Shareholders are licensed or registered as professional employer organizations and/or as control persons thereof, as appropriate, in each jurisdiction in which their activities require such licensing or registration, except where failure to be so licensed or registered will not have, individually or in the aggregate, a Company Material Adverse Effect. All such professional employer organization licenses and registrations are set forth in Section 4.06 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Shareholders, any client of the Company or any of its Subsidiaries, has operated (nor is any of the Company or any of its Subsidiaries or their respective clients currently operating) in violation of any Law applicable to the Company or its Subsidiaries or their respective clients or by which any of their respective properties is bound or affected, including without limitation, laws with respect to the regulation or licensure of professional employer organizations, the Occupational Safety and Health Act, the Environmental
Protection Act, the Equal Employment Opportunities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Vocational Rehabilitation Act, the Americans with Disabilities Act (except that, as to the clients of the Company and its Subsidiaries, no representation is made as to compliance with the physical premises provisions thereof), the Vietnam Era
Veterans Readjustment Act, the Fair Labor Standards Act, the Federal Drug Free Workplace Act, Laws with respect to immigration and naturalization and all Laws relating to wages and hours, workers compensation, labor practice regulations, employment discrimination and state employee leasing and registration requirements, other than violations that, individually or in the aggregate, would not have a Company Material Adverse
Effect. Other than as disclosed in Section 4.09(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Shareholders, any or their respective clients, is the object of any employee claims alleging violation of federal or state laws prohibiting discrimination or sexual harassment or any other charges reportable to the Equal Employment Opportunity
Commission or comparable state human rights or equal employment opportunity agency.

SECTION 4.07 Reports; Financial Statements;. (a) Since the respective incorporation of each, the Company and each of its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with all applicable federal or state regulatory authorities
(all such forms, reports, statements and other documents, including any amendment thereto, being collectively referred to as the Company Reports ), other than those forms, reports, statements or other documents, the failure of which to file has not had, and will not have, individually or in the aggregate, a Company Material Adverse Effect. The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law.

     (b) The audited balance sheets of the Company for the years ended December 31, 1995 and December 31, 1994 and the statements of income, changes in stockholders equity and cash flows for each of the fiscal years in the three-year period ended on December
31, 1995, including any notes thereto (the  Company
Financial Statements ), all of which have been audited by Ehrhardt Keefe Steiner & Hottman P.C., certified public accountants, are attached as Section 4.07(b) of the Company Disclosure Schedule. The Company Financial
Statements (i) have been prepared in accordance with generally accepted accounting principles ( GAAP ) applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes thereto), and
(ii) present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operation and cash flows for the periods indicated.

     (c) The unaudited balance sheet and statements of income, changes in stockholders equity and cash flows of the Company for the ten months ended October
31, 1996 attached as Section 4.07(c) of the Company
Disclosure Schedule (such financial statements being referred to as the Interim Financial Statements ), (i) have been prepared in accordance with GAAP applied on a consistent basis with past practice (except for footnotes to the Interim Financial Statements and appropriate year-end adjustments and other presentation items), and (ii) present fairly, in all material respects, the financial position of the Company as of October 31, 1996 and its results of operations and cash flows for the ten month period ended October 31, 1996.

     (d) Except as and to the extent reflected or reserved in the balance sheet of the Company for the ten month period ended October 31, 1996 attached as Section
4.07(c) of the Company Disclosure Schedule (the  Interim
Balance Sheet ), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company, prepared in accordance with GAAP consistent with past practice, except for liabilities or obligations incurred in the ordinary course of business since October 31, 1996.

     (e)     Attached as Section 4.07(e) of the Company
Disclosure Schedule is a true and complete copy of the latest projections of the consolidated income of the Company and its Subsidiaries for the two (2) months ended December 31, 1996. Such projections are based on underlying assumptions of the Company which to the Company s and the Shareholders knowledge provide a reasonable basis for the projections contained therein and have been prepared on the basis of the assumptions set forth therein, which the Company and the Shareholders believe are fair and reasonable in light of the historical financial performance of the Company and its Subsidiaries and of current and reasonably foreseeable business conditions.

     (f) The reserves for workers compensation and health care costs reflected on the Interim Balance Sheet are adequate and appropriate and have been accrued in accordance with generally accepted accounting principles. The Company has not received any report
(including, without limitation, a report from any actuary, insurance company or accountant) which suggests that any of the reserves reflected on the Interim
Balance Sheet may be inadequate in any material respect.

     (g) Ehrhardt Keefe Steiner & Hottman P.C., the accountants who have audited the Company Financial
Statements, are independent accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.
SECTION 4.08  Absence of Certain Changes or
Events;. Except as disclosed is Section 4.08 of the Company Disclosure Schedule, since December 31, 1995:

     (a)     there has not been any change which has
caused, or which is reasonably likely to cause, a Company Material Adverse Effect;

     (b)     neither the Company nor any of its
Subsidiaries has increased compensation to officers, key employees, consultants or to Excel Business Services, Incorporated or increased or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of employee stock options);

     (c)     neither the Company nor any of its
Subsidiaries has made any distribution upon its capital stock, by way of dividend, repurchase or otherwise or made any loan or advance to any officer, director, shareholder or Affiliate (except for ordinary travel and business expense payments), or guaranteed or pledged collateral to support any loan or advance made to an officer, director, shareholder or Affiliate;

     (d)     neither the Company nor any of its
Subsidiaries has entered into any agreement, contract, lease, or license (or series of agreements, contract, leases, or licenses related to the same transaction or involving the same party or an affiliate thereof) involving more than $50,000;

     (e)  no party has accelerated, terminated,
modified, or cancelled any agreement, contract, lease, or license (or series of agreements, contract, leases, or licenses related to the same transaction or involving the same party or an affiliate thereof) involving more than $50,000 to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or notified the Company or any of its Subsidiaries that it intends to do any of the foregoing;

     (f) neither the Company nor any of its Subsidiaries has granted any security interest in any of their assets, tangible, or intangible;

     (g) neither the Company nor any of its Subsidiaries has made a capital expenditure (or series of related capital expenditures) involving more than $50,000;

     (h) neither the Company nor any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions related to the same transactions or involving the same party or an affiliate thereof) involving more than $50,000;

     (i) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities;

     (j) neither the Company nor any of its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $25,000;

     (k)     there has not been any change in the
material accounting methods or practices followed by the Company or any of its Subsidiaries except as required or permitted by GAAP;

     (l)     neither the Company nor any of its
Subsidiaries has entered into an employee leasing agreement which the Company or the Shareholders have reason to believe would require Company or any Subsidiary to provide services at a loss;

     (m)     neither the Company nor any of its
Subsidiaries has entered into any commitment (contingent or otherwise) to do any of the foregoing.

SECTION 4.09  Absence of Litigation;.  (a) Section
4.09(a) of the Company Disclosure Schedule lists all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against the Company or any of its Subsidiaries which are pending or, to the Company s and the Shareholders knowledge, threatened. To the knowledge of the Company and the Shareholders, there are no facts or circumstances with regard to which it is reasonably foreseeable that a claim, action, suit, litigation, proceeding, arbitration or investigation will be filed or initiated against the Company or any of its Subsidiaries, except as set forth in Section 4.09(a) of the Company Disclosure Schedule.
Section 4.09(a) of the Company Disclosure Schedule lists all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind against a client of the Company which, to the Company s and the Shareholder s knowledge are pending or threatened and with regard to which it is reasonably foreseeable that the Company or any of its Subsidiaries may be named as a defendant or as an indemnitor. There is no action pending seeking to enjoin or restrain the Merger or the transactions contemplated by this Agreement.

     (b) Except as set forth in Section 4.09(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company and the Shareholders, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including without limitation, cease-and-desist orders. To the knowledge of the Company and the Shareholders, no client of the Company or of any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including without limitation, cease-and-desist orders other than such orders, decrees, agreements, investigations, judgments, writs, injunctions or awards that (i) individually or in the aggregate, would not have a Company Material Adverse Effect or (ii) are not related to the client s agreement with the Company or any of its Subsidiaries.

SECTION 4.10  Contracts; No Default;.  (a) Section
4.10(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each contract or agreement to which the Company or any of its Subsidiaries is a party (each, a Company Contract ):

          (i)      which is a professional employer
organization agreement with any of the twenty (20) largest clients of the Company or any of its Subsidiaries, taken as a whole, as measured on the basis of either (x) the current number of employees or (y) current revenues;

          (ii)     concerning a partnership or joint
venture with another person;

          (iii)     involving annual consideration in
excess of $25,000;

          (iv)     involving employment agreements,
employment contracts or understandings (other than understandings with respect to at will employment) relating to employment to which the Company or any of its Subsidiaries is a party;

          (v)     concerning confidentiality or non-
competition;

          (vi)     with any shareholder or Affiliate or
person under the influence or control of or related to any shareholder or Affiliate;

          (vii)     involving indebtedness (other than
trade payables arising in the ordinary course of business) or pursuant to which the Company or any of its Subsidiaries has guaranteed the indebtedness of another or pursuant to which a security interest in an asset of the Company or any of its Subsidiaries has been created;

          (viii)     concerning consulting services,
changes of control, or severance or termination payments;

          (ix)     with respect to payment of taxes or
tax sharing;

          (x)     with respect to the promotion of the
Company s or any of its Subsidiaries business through the Internet or the World Wide Web or otherwise through a computer network; or

          (xi)     which is otherwise material to the
business of the Company or any of its Subsidiaries, taken as a whole, or under which the consequences of a default or termination could have a Company Material
Adverse Effect.

     (b) The Company has delivered to the Acquiror a correct and complete copy of each Company Contract listed in Section 4.10(a) of the Company Disclosure
Schedule. Each Company Contract is in full force and effect, is a legal, valid and binding contract or agreement of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors rights generally and to general equitable principles, and there is no default (or any event known to the Company or the Shareholders which, with the giving of notice or lapse of time or both, would be a default) by the Company or any of its Subsidiaries or any other party to a Company Contract, in the timely performance of any obligation to be performed or paid under any such contract or agreement.
The consummation of the transactions contemplated hereby will not affect the status of any Company Contract as a legal, valid, binding and enforceable agreement. No party is seeking renegotiation of a Company Contract
(except in connection with the negotiation of a renewal of a professional employer organization agreement in the ordinary course of business) or substitute performance thereunder nor has any party repudiated any provision thereunder or indicated that it intends to terminate or not renew a Company Contract.

     (c) With respect to any professional employer organization agreement to which the Company or any of its Subsidiaries is a party, whether or not such agreement is currently in effect, Section 4.10(c) of the

Company Disclosure Schedule sets forth each claim for breach of contract or failure of performance in excess of $25,000 made against the Company or any of its Subsidiaries during the three years immediately preceding the date of this Agreement and through the Closing.

     (d) Except as set forth in Section 4.10(d) of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

SECTION 4.11  Employee Benefit Plans; Labor Matters;.
(a) Section 4.11 of the Company Disclosure Schedule lists all pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, Code Section 401(k) plan, Code Section 125 cafeteria or flexible benefit plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA ), and all employee welfare benefit plans as defined in Section 3(1) of ERISA), under which current or former employees of the Company or any of its Subsidiaries or their respective ERISA Affiliates (as defined in Section 4.11(c) below) are entitled to participate by reason of their employment with the Company or any of its Subsidiaries or their respective
ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, (i) to which the Company or any of its Subsidiaries or their respective ERISA Affiliates are a party or a sponsor or a fiduciary thereof or by which the Company or any of its Subsidiaries or their respective ERISA Affiliates (or any of their rights, properties or assets) are bound or (ii) with respect to which the Company or any of its Subsidiaries or their respective ERISA Affiliates have made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company or any of its Subsidiaries or their respective ERISA Affiliates still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) (the Employee Benefit
Plans ). For each Employee Benefit Plan, the Company has provided true and correct copies of all plan documents, summary plan descriptions, determination letters and most recent Form 5500.

     (b) All required reports and descriptions have been filed or distributed appropriately with respect to each Employee Benefit Plan, including filings with the Pension Benefit Guaranty Corporation, Internal Revenue
Service or Department of Labor.

     (c)     For purposes of this Agreement,  ERISA
Affiliates shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company or any of its Subsidiaries within the meaning of Section
414(b), (c), (m) or (o) of the Code. Section 4.11 of the Company Disclosure Schedule lists all ERISA
Affiliates of the Company or any of its Subsidiaries.

     (d) As used in this Agreement, Pension Plan means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA or is otherwise a pension, savings or retirement plan or a plan of deferred compensation.

     (e)     With respect to the Employee Benefit Plans:

          (i)     None of the Employee Benefit Plans is
a  multiemployer plan,  as such term is defined in
Section 3(37) of ERISA and with respect to each of the Employee Benefit Plans that is subject to ERISA, other than a plan described in Section 3(2) of ERISA, the Company has at all times and continues to operate such plans in compliance (both in form and operation) with ERISA, the Code and all other applicable laws; no Employee Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability
(including any contingent liability) to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA;
no proceedings have been instituted to terminate any Employee Benefit Plan that is subject to Title IV of ERISA; no reportable event, as such term is defined in
Section 4043(b) of ERISA, has occurred with respect to any Employee Benefit Plan; and no condition exists that presents a material risk to the Company or any of its Subsidiaries or any of their ERISA Affiliates of incurring a liability to or on account of an Employee
Benefit Plan pursuant to Title IV of ERISA.

          (ii)     The current value of the assets of
each of the Employee Benefit Plans that are subject to Title IV of ERISA exceeds the present value of the accrued benefits under each such plan, taking into account projected salary increases and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such plan; and all contributions, premium payments or other amounts payable by the Company or any of its Subsidiaries or their ERISA Affiliates through the Effective Time with respect to each Employee Benefit Plan in respect of current or prior plan years have been or will be (prior to or at the Effective Time) either paid or accrued on the Company s regularly prepared financial statements.

          (iii)     There are no pending, threatened or
anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit Plans, the fiduciaries of such plans or any trust related thereto.

          (iv)     Except for the employment,
consulting, change of control and severance agreements set forth in Section 4.10(a) of the Company Disclosure
Schedule, no Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits
(whether or not insured), with respect to current or former employees, their spouses or dependents for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any Pension Plan, or (iii) deferred compensation accrued as liabilities on the books of the Company or any of its Subsidiaries or their ERISA
Affiliates.

     (f)     The Company, its Subsidiaries and their
respective clients are not a party to any collective bargaining or other labor union contracts. There are no union organization attempts underway with respect to such employees. There is no pending or, to the knowledge of the Company and the Shareholders, threatened labor dispute, strike or work stoppage involving such employees. To the knowledge of the Company and the Shareholders, neither the Company nor any of its Subsidiaries nor any of their respective clients has committed any unfair labor practices (as defined in the National Labor Relations Act of 1947, as amended) in connection with the operation of its business, and there is no pending or, to the knowledge of the Company and the Shareholders, threatened charge or complaint against the Company or any of its Subsidiaries or any of their respective clients by the National Labor Relations Board or any comparable state or local agency.

SECTION 4.12 Taxes;. (a) Except as set forth in Section
4.12 of the Company Disclosure Schedule:

          (i)     all Returns (as defined below) in
respect of Taxes (as defined below) required to be filed with respect to the Company or any of its Subsidiaries have been timely filed (including extensions) and no extension of time within which to file any such Return has been requested, which Return has not since been filed;

          (ii)     all Taxes shown on Returns to be due
or payable have been timely paid and all payments of estimated Taxes required to be made with respect to the Company or any of its Subsidiaries under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of a good faith estimate of the required installments;

          (iii)     all Returns (or, in cases where
amended Returns have been filed, such Returns as amended) are true, correct and complete in all material respects;

          (iv)     no adjustment relating to any Return
has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof;

          (v)     there are no outstanding subpoenas or
requests for information with respect to any Returns or the Taxes reflected on such Returns;
          (vi)     neither the Company nor any of its
Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (A) has ever been a member of an Affiliated
Group, nor (B) has any liability for the Taxes of any person under Section 1.1502-6 of the Treasury
Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

          (vii)     neither the Company nor any of its
Subsidiaries has, in any taxable period for which the statute of limitations on assessment remains open, acquired any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired by the Company or its Subsidiary, and no corporation that was included in the filing of a Return with the Company or any of its Subsidiaries on a consolidated, combined, or unitary basis has left the Company s consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

          (viii)     no consent under Section 341(f) of
the Code has been filed with respect to the Company or any of its Subsidiaries;

          (ix)     there are no Tax liens on any assets
of the Company or any of its Subsidiaries other than liens for Taxes not yet due or payable;

          (x)  all Taxes required to be withheld,
collected or deposited by the Company or any of its Subsidiaries during any taxable period for which the statute of limitations or an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant
Tax authority, except where the Taxes in question are subject to challenge by the Company or any of its Subsidiaries in an appropriate proceeding, and adequate reserves therefor have been provided on the Company s financial statements;

          (xi)     neither the Company nor any of its
Subsidiaries was acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections under Section 338 are applicable to the Company or any of its Subsidiaries;

          (xii)     there is no material difference on
the books of the Company or any of its Subsidiaries between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by an accrual on the books for federal income tax purposes;

          (xiii) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any of its Subsidiaries may be subject;

          (xiv) neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, local or foreign Tax by the Internal
Revenue Service (the IRS ) or the applicable Tax authority in each such state, local, or foreign jurisdiction; and

          (xv) Staff Administrators of Western Colorado,
Inc. made a valid election under Section 1362 of the Code and any corresponding state or local tax provisions to be an S corporation for the taxable periods set forth in Section 4.12 of the Company Disclosure Schedule.

     (b)     For purposes of this Agreement,

          (i)      Tax  or  Taxes  shall mean any and
all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Entity or taxing authority or agency, including, without limitation, income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to taxes imposed with respect thereto; and

          (ii)      Returns  shall mean any and all
returns, reports, information returns and information statements with respect to Taxes required to be filed by the Company or any of its Subsidiaries with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

SECTION 4.13 Intellectual Property Rights;. The Company and each of its Subsidiaries owns, licenses or possesses the right to use all material patents, patents pending, trademarks, servicemarks, trade names, service names, slogans, registered copyrights, trade secrets, computer software and other intellectual property rights it currently uses, without any conflict or alleged conflict with the rights of others or in violation of any license or other agreement with respect thereto. Each item of intellectual property owned or used by the Company prior to the Closing will be owned or available for use by the Surviving Corporation on the same terms and conditions immediately following the Closing. The Company and each of its Subsidiaries has taken all such actions as are reasonably necessary to maintain and protect its intellectual property. Section 4.13 of the Company
Disclosure Schedule lists all of the intellectual property rights used by the Company or any of its Subsidiaries as well as any intellectual property rights owned by third parties and used by the Company or any of its Subsidiaries pursuant to licenses, sublicenses, agreements or permission. All such licenses, sublicenses, agreements or permissions are valid, binding and in full force and effect and no default has occurred or notice of default been received with respect thereto.

SECTION 4.14  Insurance;.  Section 4.14(a) of the
Disclosure Schedule lists all policies and binders of insurance for professional liability, directors and officers, property and casualty, fire, liability, worker s compensation and other customary matters held by or on behalf of the Company or any of its Subsidiaries (the
Insurance Policies ), all of which have been made available to Acquiror. The Insurance Policies are in full force and effect and neither the Company nor any of its Subsidiaries is in default with respect to any provision contained in any Insurance Policy. Neither the Company nor any of its Subsidiaries has failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied. Except as disclosed in
Section 4.14(a) of the Company Disclosure Schedule, the
Company and each of its Subsidiaries has been covered during the past three years by insurance for the activities in which it has engaged and the assets it has owned during this three year period. A copy of each such Insurance Policy has been previously provided to Acquiror.

SECTION 4.15 Brokers;. No broker, finder or investment banker is entitled to any brokerage, finder s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholders.

SECTION 4.16  Title to Properties;. (a) Neither the
Company nor any of its Subsidiaries owns any real property.

     (b)     All of the real property leased by the
Company or any of its Subsidiaries (the  Leased Real
Property ) is described in Section 4.16(b) of the Company Disclosure Schedule. The leases for the Leased
Real Property are in full force and effect and the Company or its Subsidiary holds a valid and existing leasehold interest under each of the leases. The
Company has delivered to Acquiror complete and accurate copies of each of the leases for the Leased Real
Property, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. To the knowledge of the Company and the Shareholders, neither the Company nor any of its Subsidiaries is in default under, and to the knowledge of the Company and the Shareholders no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company s or the Subsidiary s default under any of such leases.

     (c) There are no pending or, to the knowledge of the Company and the Shareholders, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Leased Real Property or other matters affecting the current use, occupancy, or value thereof.

     (d) All of the Company's Leased Real Property facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof under the Company's leases and have been operated and maintained in accordance with applicable laws, rules, and regulations as required under the Company's leases.

     (e)     To the knowledge of the Company and the
Shareholders, there are no other leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Leased Real Property.

     (f)     There are no parties (other than the
Company) in possession of any of the Company s Leased
Real Property and there are no parties (other than a Subsidiary of the Company) in possession of any Leased
Real Property of a Subsidiary of the Company.

     (g)     All facilities located on the Leased Real
Property are supplied with utilities and the services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are, to the knowledge of the Company and the Shareholders, adequate in accordance with all applicable laws, ordinances, rules and regulations.

     (h) Each parcel of Leased Real Property abuts on and has direct vehicular access to a public road.

     (i)     To the knowledge of the Company and the
Shareholders, neither the Company nor any of its Subsidiaries is in violation of any applicable zoning ordinance or other similar law, regulation or requirement.

     (j)     Neither the Company nor any of its
Subsidiaries is in violation of laws relating to environmental protection with respect to the Leased Real
Property or with respect to any other real property leased or occupied by such person at any time or with respect to any real property for which such person could be liable as a result of the activities or actions of its employees, nor is any such person subject to any liability for clean up or remediation under any federal, state or local law. Neither the Company nor any of its Subsidiaries has received any written notification from any Governmental Entity with respect to existing violations of any Laws governing environmental protection with respect to the Leased Real Property or with respect to any other real property leased or occupied by such person at any time or with respect to any real property for which such person could be liable as a result of the activities or actions of its employees.

     (k) The Company and each of its Subsidiaries owns good title to each item of tangible personal property reflected in the Interim Financial Statements free and clear of any liens, encumbrances, options or other agreements, except as described in Section 4.16(k) of the Company Disclosure Schedule.

SECTION 4.17 Notes and Accounts Receivable;. All notes and accounts receivable of the Company and its Subsidiaries are (i) reflected properly on the Company s books and records; (ii) are valid receivables subject to no contractual setoffs or, to the knowledge of the Company and the Shareholders, common law rights of setoff or counterclaim; and (iii) are current and collectible, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheet (as defined in Section 4.07), as adjusted for the passage of time through the Closing in accordance with past custom and practice.

SECTION 4.18 Tax Payment and Direct Deposit Service;.
(a) For all persons who use or have used the Company s tax payment service, all payments related to those persons and that service have been collected and paid when due, and the amount of the tax payment service funds on deposit as of the date of this Agreement equals the amount of payments due to the relevant Tax authorities.

     (b) The balance of direct deposits collected by the Company as of the date of this Agreement is equal to the amount due to the Company s clients and employees as of such date.

SECTION 4.19 Related Parties;.  Except as set forth in
Section 4.19 of the Company Disclosure Schedule, no officer or director of the Company or any of its Subsidiaries, or any Affiliate of such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company or its Subsidiaries, or (b) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound. For purposes of this
Section 4.19, there shall be disregarded any interest which arises solely from ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded or quoted on a national securities exchange or over-the-counter market.

SECTION 4.20  Disclosure;.  No representation or
warranty contained in this Article IV, as qualified by the Company Disclosure Schedule, or in any Schedule or

Exhibit hereto or any closing certificate furnished or to be furnished by either the Company or the Shareholders to the Acquiror pursuant to this Agreement or in connection with the Merger contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                       ARTICLE V

            REPRESENTATIONS AND WARRANTIES
                OF THE SHAREHOLDERS

     Each of the Shareholders severally but not jointly represents and warrants to Acquiror that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article V).

SECTION 5.01 Authority; Enforceability;.  The
Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors rights generally and to general equitable principles. The
Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement. The
Shareholder has taken all action required under Section
7-111-103 of the Colorado Code to adopt and approve this Agreement and the Merger.

SECTION 5.02 Noncontravention;. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which the Shareholder or the Company or any of its Subsidiaries is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

SECTION 5.03 Investment;. Except as may be contemplated by the terms of the Registration Agreement, the Shareholder (A) is acquiring Acquiror Common Stock solely for his own account for investment purposes, and not with a view to the distribution or resale thereof,
(B) is an accredited investor as defined in Rule 215 of the regulations promulgated under the Securities Act of 1933, as amended (the Securities Act ) with knowledge and experience in business and financial matters, or is a sophisticated investor with sufficient knowledge and experience to evaluate an investment in the Acquiror, (C) has received certain information concerning Acquiror, including but not limited to the Prospectus of Acquiror dated May 9, 1996 and Acquiror s quarterly report on Form 10-Q for the quarter ended
September 30, 1996, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in Acquiror Common Stock, and (D) agrees to indemnify
Acquiror and Acquiror Sub against any adverse consequences which shall arise as a result of a sale or distribution of such shares by Shareholder in violation of the Securities Act and state securities or state Blue
Sky laws. Shareholder acknowledges that the shares of Acquiror Common Stock being issued pursuant to the Merger have not been registered under the Securities Act or state securities or state Blue Sky laws and may only be transferred in compliance with such laws.

SECTION 5.04 Company Shares.; The Shareholder owns of record and beneficially 100 shares of Company Common
Stock, free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer (other than any restrictions under the Securities Act and Blue
Sky laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations except as set forth in Section 5.04 of the Company Disclosure
Schedule. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company
(other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Shareholder acknowledges and agrees that neither the shares of Company Common Stock owned by him nor, to his knowledge, any other outstanding stock of the Company, has been issued in violation of any preemptive or similar rights.

SECTION 5.05 Share Ownership;. The Shareholder owns no shares of Acquiror Common Stock other than those it will receive pursuant to the Merger. The Shareholder understands that it is the intent of all parties that the Merger constitute a reorganization pursuant to Code section 368(a), and therefore represents that he has no present intent to dispose of Acquiror Common Stock received in the Merger.

SECTION 5.06 Disclosure;. No representation or warranty contained in this Article V or in the Company Disclosure
Schedule contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                        ARTICLE VI

             REPRESENTATIONS AND WARRANTIES
                       OF ACQUIROR


     Acquiror hereby represents and warrants to the Company that:

SECTION 6.01 Organization and Qualification;. Acquiror is a corporation, duly incorporated, validly existing and in good standing under the Laws of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, an Acquiror Material Adverse Effect.
On or prior to Closing, Acquiror Sub will be a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

SECTION 6.02  Capitalization;.  (a) As of the date
hereof, the authorized capital stock of Acquiror consisted of the following:

(i)     60,000,000 shares of Acquiror Common
Stock of which:

               (y)     8,013,332 shares were issued and
outstanding; and

               (z)     1,466,665 shares were reserved
for future issuance pursuant to Acquiror s stock option and incentive plans relating to stock options and awards for certain officers, employees, consultants and directors (the Acquiror Options );
and

          (ii)     20,000,000 shares of series preferred
stock, par value $.01 per share of which none was issued or outstanding.

     (b)     As of the date of this Agreement, all
shares of Acquiror Common Stock issued and outstanding are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, whether created by the Florida Business Corporation Act
(the Florida Act ) or otherwise and any shares of Acquiror Common Stock issuable in the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the Florida Act or otherwise.

     (c) As of the Closing, the authorized capital stock of Acquiror Sub will consist of 1,000 shares of Common Stock, $.01 par value ( Acquiror Sub Common Stock
) and will be held by Acquiror of record and beneficially. Acquiror Sub will be a newly formed
Subsidiary of Acquiror with no obligations except as contemplated by this Agreement.

SECTION 6.03  Authority;.  Acquiror has the requisite
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the corporate and shareholder approvals of Acquiror Sub
(which Acquiror shall cause to be obtained prior to Closing). This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Acquiror, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and to general equitable principles.

SECTION 6.04  No Conflict, Required Filings and
Consents;. The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Acquiror or Acquiror Sub, (ii) subject to the filing of the Articles of Merger, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub or any of Acquiror s Subsidiaries or by which any of their respective properties is bound or affected, or (iii) subject to the receipt of consents from Fleet National
Bank pursuant to the Amended and Restated Credit
Agreement of the Acquiror dated June 5, 1996, as amended through the date hereof and under the Registration
Rights Agreement between the Acquiror, Greylock Equity
Limited Partnership, Carlos A. Saladrigas and Jose M.
Sanchez dated February 10, 1995, as amended through the date hereof, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror s Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror s Subsidiaries is a party or by which Acquiror or any of Acquiror s Subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause
(ii) or breaches or defaults described in clause (iii) that would not have an Acquiror Material Adverse Effect.

SECTION 6.05  Reports; Financial Statements;.  (a) Since
May 9, 1996, Acquiror and its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange
Commission (collectively, the  Acquiror SEC Reports ).
The Acquiror SEC Reports, including all such reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     (b)     Each of the consolidated financial
statements (including in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time, (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the Securities and Exchange Commission (the SEC ) and generally accepted accounting principles ( GAAP ) applied on a consistent basis throughout the periods involved (except (x) to the extent required by changes in GAAP or (y) as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements (A) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (B) are not or may not be necessarily indicative of results for the full fiscal year and (y) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror at September
30, 1996, including all notes thereto, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of such balance sheet or as contemplated by the Acquiror SEC
Reports.

SECTION 6.06  Absence of Certain Changes or Events;.
Since May 9, 1996, there has not been an Acquiror
Material Adverse Effect or any change by Acquiror or its Subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or as described in the Acquiror SEC Reports filed prior to Closing.

SECTION 6.07 Brokers;. No broker, finder or investment banker is entitled to any brokerage, finder s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                       ARTICLE VII

        COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 7.01  Affirmative Covenants of the Company;.
The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, the Company will, and will cause its Subsidiaries to:

     (a) operate their businesses in the usual and ordinary course and consistent with past practice;

     (b)     use best reasonable efforts to preserve
intact their business organization and assets, including their present operations, physical facilities and working conditions; maintain their rights and franchises, maintain and/or renew their licenses, permits, agreements, uses, and governmental approvals, retain the services of their respective officers and key employees and maintain the relationships with their respective customers, lessors, licensors, employees, and suppliers;

     (c) use best reasonable efforts to keep in full force and effect liability insurance, workers compensation insurance, letters of credit and bonds comparable in amount and scope of coverage to that currently maintained;

     (d)     confer with Acquiror at its reasonable
request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries, and notify Acquiror of any breach or event which if it had occurred prior to the date of this Agreement would have been a breach by the Company or the Shareholders of any of their representations, warrants, covenants and agreements contained in this Agreement or in any of the agreements or documents delivered in connection herewith. The Shareholders agree and covenant to cause the Company to comply with its covenants and agreements set forth in this Section 7.01;
and

     (e)     use best reasonable efforts to cause a
merger agreement, in the form attached as Exhibit 7.01, to be authorized and executed and will use best reasonable efforts to cause the transactions contemplated thereby to be consummated.

SECTION 7.02  Negative Covenants of the Company;.
Except as expressly contemplated by this Agreement, described in Section 7.02 of the Company Disclosure
Schedule or otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, from the date of this Agreement until the

Effective Time, the Company shall not, and the Shareholders shall not (whether in their capacity as shareholders or directors of the Company and its Subsidiaries) and shall cause the Company and its Subsidiaries not to, do any of the following:

     (a) (i) increase the compensation payable or to become payable to any director or officer of the Company or any Subsidiary or to any employee other than a leased employee; (ii) grant any severance or termination pay
(other than pursuant to any severance agreement of the Company or a Subsidiary described in Section 4.11 of the Company Disclosure Schedule), or enter into any severance agreement with, any director, officer or employee, (iii) enter into or amend any employment agreement with any director, officer or employee that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable Law;

     (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

     (c)     effect any reorganization or
recapitalization;

     (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale
(including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any of its assets, except for dispositions in the ordinary course of business and consistent with past practice;

     (g) initiate, solicit or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers or directors of the Company or any of its Subsidiaries to take any such action, and the Shareholders and the Company shall use their best reasonable efforts to cause the officers, employees, agents and representatives of the Company and its Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company) not to take any such action. The Company shall immediately notify Acquiror in writing of any offer, proposal or communication received by it, or to the Company s knowledge, any Affiliate, employee or consultant of the Company, of any Competing Transaction.

For purposes of this Agreement, Competing Transaction shall mean any of the following involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent or more of the assets of the Company or any of its Subsidiaries in a single transaction or a series of related transactions or assignment of any contract the Company or any of its Subsidiaries has with any of its clients; or (iii) any tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of the Company or any of its Subsidiaries or the filing of a registration statement under the Securities Act in connection therewith;

     (h)     adopt any amendments to its Articles of
Incorporation or By-Laws;

     (i) (A) change any of its methods of accounting in effect at the date hereof or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1995, except in either case as may be required by Law, the IRS or GAAP;

provided, however, that it shall not constitute a breach of this covenant if the Company settles its current
Internal Revenue Service audit of the Company s federal taxes for 1994 for an amount not in excess of the amount reserved in the Interim Financial Statements with respect thereto;

     (j) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument;

     (k) fail to renew any agreement favorable to the Company or any of its Subsidiaries which is used in the conduct of its business or compromise any obligation or amount owed to the Company or any of its Subsidiaries;

     (l)     incur any Expenses (as defined in Section
10.03) other than reasonable Expenses which are reasonably related to the Company s participation in the transaction. Such Expenses shall not exceed $225,000.

     (m) agree in writing or otherwise to do any of the foregoing.

SECTION 7.03  Access and Information;.  Subject to the
Confidentiality Agreement dated July1,1996, between the Acquiror and the Company, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of the Company as Acquiror may reasonably request.


                        ARTICLE VIII

                   ADDITIONAL AGREEMENTS

SECTION 8.01  Appropriate Action; Consents; Filings;.
(a) The Company, the Shareholders and Acquiror shall use best reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, and (iii) make all necessary notifications and filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under
(A) the Securities Act and the Exchange Act, and any other applicable federal securities Laws or state securities or blue sky laws ( Blue Sky Laws ); and (B) any other applicable Law; provided that, Acquiror and the Company shall cooperate with each other in connection with all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable
Law in connection with the transactions contemplated by this Agreement.

     (b)     (i)     The Company, the Shareholders and
Acquiror shall give (or shall cause their respective
Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, best reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule, or (C) required to prevent a Company Material Adverse Effect or an Acquiror
Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii)     If either party fails to obtain any
third party consent described in subsection (b)(i) above, such party shall use best reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective
Time, from the failure to obtain such consent.
     (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify
Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of the Company, its Subsidiaries, to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

     (d)     From the date of this Agreement until the

Effective Time, the Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Acquiror or its Subsidiaries to own or operate all or any portion of the business or assets of the Company.

     (e) The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 8.02  Update Disclosure; Breaches;.  From and
after the date of this Agreement until the Effective
Time, each party shall promptly notify the other party hereto by written update of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. In addition, the Company and the Shareholders shall notify
Acquiror in writing of (i) such additional information with respect to any matters or events discovered subsequent to the date hereof and prior to the Effective
Time, which if existing and known on the date hereof would have rendered any representation or warranty made by the other party, or any information contained in any Exhibit hereto, then inaccurate or incomplete and (ii) any development after the date hereof and prior to the Effective Time causing a breach of any representation or warranty in Article IV or V above. Unless the Acquiror elects to terminate this Agreement pursuant to Section
10.01 below within the period of 10 business days following such notice, the written notice pursuant to this Section will be deemed to have qualified the relevant provision of Article IV or V and/or the Company
Disclosure Schedule, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder. Receipt of such information by the other parties hereto shall not operate as a waiver of the non-disclosing party s right to terminate this Agreement as provided herein.

SECTION 8.03  Affiliate Agreements; Tax Treatment;.
Section 8.03 of the Company Disclosure Schedule lists all persons who are, in the Company s reasonable judgment, affiliates of the Company within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act ( Rule 145"). As of the date hereof, the Company has delivered agreements from Michael C. Koltak and Robert J. Quinette
(collectively, the Affiliate Agreements ) in a form attached to this Agreement as Exhibit 8.03. Acquiror shall be entitled to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common
Stock consistent with the terms of the Affiliate
Agreements. Each party shall use its best reasonable efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code.

SECTION 8.04  Public Announcements;.  Acquiror, the
Company and the Shareholders shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and neither the Company nor any Shareholder shall issue any such press release or make any such public statement without the prior written approval of the Acquiror.

SECTION 8.05 NMS Listing;. Acquiror shall cause those shares of Acquiror Common Stock to be issued in the Merger to be listed on the Nasdaq National Market
System, subject only to official notice of issuance thereof.

SECTION 8.06 Survival of Representations and Warranties;
Indemnification;.

     (a) Notwithstanding any right of any party to the Agreement to fully investigate the affairs of any other party to the Agreement and notwithstanding any knowledge of facts determined or determinable by any party pursuant to such investigation or right of investigation, each party to the Agreement has the right to rely fully upon the representations and warranties of any other party to the Agreement contained in this Agreement or in any Schedule or Exhibit or any closing certificate furnished or to be furnished by any such other party pursuant to this Agreement or in connection with the Merger. Except as expressly set forth in Articles IV and V of this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, the Company and the Shareholders make no representation or warranty with respect to the Company, its Subsidiaries or the Shareholders, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed. Except as expressly set forth in Article VI of this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, the Acquiror makes no representation or warranty with respect to the Acquiror or its Subsidiaries, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

     (b) All representations and warranties of the Company, the Shareholders and the Acquiror contained herein and in the Schedules and the Exhibits hereto and in any closing certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Closing; provided, however, that, notwithstanding the foregoing, the representations and warranties set forth in Articles IV, V and VI of this Agreement, and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith, relating to matters that would be expected to be resolved by an audit conducted in accordance with generally accepted auditing standards shall survive the execution and delivery of this Agreement and the Escrow
Agreement and the Closing until the date of issuance of the report of Acquiror s independent public accountants with respect to the first audit of financial statements containing combined operations of Acquiror and the Company (the Audit Date ), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date; and provided further that all other representations and warranties set forth in Articles IV, V and VI of this Agreement and in the Schedules and Exhibits hereto and in any closing certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Escrow Agreement and the Closing until the first anniversary of the Effective Time, unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date. Nothing in this Agreement or the Escrow Agreement shall be deemed to limit any right or remedy of any party at law or in equity or for criminal activity or fraud.

     (c)     With respect to claims arising in
connection with actions or omissions of the Company or any of the officers, directors, agents, employees or shareholders of the Company which occurred prior to the Effective Time or claims arising in connection with the negotiation and consummation of the transactions contemplated by this Agreement, each of the Shareholders hereby agrees that he will not make any claim for indemnification against any of the Company and/or its Subsidiaries by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Acquiror or Acquiror Sub against such Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     (d)     The parties to this Agreement agree to
indemnify one another on the terms set forth in the Escrow Agreement set forth as Exhibit 2.02 to this Agreement.

SECTION 8.07  Obligations of Acquiror Sub;.  Acquiror
shall take all action necessary to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Agreement.

SECTION 8.08  Accounting Treatment;.  Acquiror, the
Company and the Shareholders shall use best reasonable efforts and shall cooperate fully to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP acceptable to the SEC.

SECTION 8.09 Good Faith;. Each party shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Effective Time its representations and warranties required to be true as of such time contained in this Agreement.

SECTION 8.10 Publication of Post-Merger Results;. As soon as practicable following the Effective Time, and in any event not more than 40 days after the calendar month commencing on or next following the Closing, Acquiror shall make publication sufficient to satisfy SEC rules governing pooling of interests accounting in such form of publication which complies with SEC rules covering at least one calendar month of post-Merger combined operations of Acquiror and Company.

SECTION 8.11  Legend;.  Each certificate representing
shares of Acquiror Common Stock issued pursuant to the Merger shall bear a legend substantially in the following form:

 The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

SECTION 8.12 Employee Benefit Plan;. The Company shall not make, nor shall it allow any participant to make, contributions to the Company s 401(k) benefit plan after December 31, 1996.

SECTION 8.13 Confidentiality and Non-Competition
Agreement;. The Company and the Shareholder shall use their best reasonable efforts to cause the following employee(s) of the Company to enter into a confidentiality and non-competition agreement in the form attached as Exhibit 9.01(c)(v): Bill Hatfield.

                     ARTICLE IX

                 CLOSING CONDITIONS

SECTION 9.01  Conditions to Obligations of Each Party
Under This Agreement;.

     (a)     Subject to waiver as set forth in Section
11.03, the respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (i)     There shall not have been instituted
and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been threatened by a Governmental
Entity, with authority to institute such an action or proceeding before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body, (a) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company or any of its Subsidiaries; (b) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the

Company with any of Acquiror s Subsidiaries or other operations; (c) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on the Acquiror, Acquiror Sub or the Company or any of their officers or directors; (d) requiring or seeking to require divestiture by the Acquiror of all or any material portion of the business, assets or property of the Company or any of its Subsidiaries; or (e) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Merger, which, in the case of claims (a) through (d) above, would or is reasonably likely to result in a Company Material Adverse Effect at or prior to the Effective Time or an Acquiror Material Adverse Effect at, prior to or after the Effective Time or which, with respect to clauses (a) through (e) above, would or is reasonably likely to subject any of their respective officers or directors to substantial penalties or criminal liability; provided, however that prior to invoking this condition the party seeking to invoke it shall have used its best reasonable efforts to have any such action or proceeding dismissed or such order or decree vacated.

          (ii)     All consents, waivers, approvals and
authorizations required to be obtained, and all filings or notices required to be made, by Acquiror and Acquiror
Sub and the Company or any Subsidiary prior to consummation of the transactions contemplated in this Agreement (other than the filing of Articles of Merger in accordance with the Colorado Code) shall have been obtained from and made with all required Governmental
Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse
Effect after the Effective Time or be reasonably likely to subject the Company, Acquiror, Acquiror Sub or any of their respective Subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability.

     (b)     Subject to waiver as set forth in Section
11.03, the respective obligations of the Company and the Shareholders to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective
Time of the following conditions:

          (i)     The Escrow Agreement, substantially in
the form of attached Exhibit 2.02, shall have been executed by the Acquiror.

          (ii)     The Registration Agreement,
substantially in the form of attached
Exhibit 2.03, shall have been executed by the Acquiror.

          (iii)     [intentionally omitted]

          (iv)     [intentionally omitted]

          (v)     Each of the representations and
warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time;
provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company shall have received a certificate of Acquiror, executed by the Chief
Executive Officer of Acquiror, to that effect.

          (vi)     Acquiror shall have performed or
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The
Company shall have received a certificate of Acquiror, executed by the Chief Executive
Officer of Acquiror, to that effect.

          (vii)     There shall not have occurred any
Acquiror Material Adverse Effect since the date of this Agreement.

          (viii)     The Company shall have received an
opinion dated the Closing of Steel Hector &
Davis LLP in a form mutually acceptable to Steel Hector & Davis LLP and Minor & Brown,
P.C.

(ix)     The Company shall have received an
opinion dated the Closing of Gorsuch Kirgis
L.L.C. in a form mutually acceptable to
Gorsuch Kirgis L.L.C., Minor & Brown, P.C. and
Steel Hector & Davis LLP.

     (c)     Subject to waiver as set forth in Section
11.03, the obligations of the Acquiror to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (i)     The Escrow Agreement, substantially in
the form of attached Exhibit 2.02, shall have been executed by the Shareholders.

          (ii)     The Registration Agreement,
substantially in the form of attached
Exhibit 2.03, shall have been executed by the Shareholders.

          (iii)     [intentionally omitted]

          (iv)     [intentionally omitted]

          (v)     A Non-Competition and Confidentiality
Agreement, substantially in the form of
attached Exhibit 9.01(c)(v), shall have been entered into and executed by each of the following persons:

               (a)     Thomas Preslan
               (b)     Joan Weder
               (c)     Rick Taibl
               (d)     Kris Smith

          (vi)     All amounts owed by the Company to
any one or more of the Shareholders or to any person controlled or owned by Robert J.
Quinette and/or Michael C. Koltak shall have been satisfied and the obligation be no longer outstanding.

          (vii)     The management agreement between
Excel Business Services Incorporated and the
Company shall have been terminated and shall be of no further force or effect and no amounts shall be outstanding thereunder.

          (viii)     The Acquiror shall have received an
opinion of Price Waterhouse LLP, independent certified accountants, satisfactory to
Acquiror concerning accounting for the
transaction, including an opinion that the Merger satisfies all of the requirements for treatment as a pooling transaction under GAAP.
The Affiliate Agreements shall be in full force and effect.

          (ix)     The Acquiror shall have received an
opinion dated the Closing of Minor & Brown, P.C., in a form mutually acceptable to Minor &
Brown, P.C. and Steel Hector & Davis LLP.

          (x)     Each of the representations and
warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Acquiror shall have received certificates of the Shareholders to that effect and a certificate of the Company, executed by the Chief Executive Officer of the Company, to that effect.

          (xi)     The Company and the Shareholders
shall have performed or complied in all
material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Effective Time. Acquiror shall have received certificates of the Shareholders to that effect and a certificate of the Company, executed by the Chief Executive Officer of the Company, to that effect.

          (xii)     The Company shall have obtained the
consents and approvals set forth in Section
9.01(c)(xii) of the Company Disclosure
Schedule and any other consents and approvals of third parties necessary to the consummation of the Merger, except those for which failure to obtain such consents and approvals would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the
Effective Time.

          (xiii)     There shall not have occurred any
Company Material Adverse Effect since the date of this Agreement.

          (xiv)     All other certificates, opinions,
instruments and documents required by law to effect the Merger will have been received in form and substance satisfactory to Acquiror.

          (xv)     A merger agreement between Staff
Administrators of Western Colorado, Inc., its shareholders and the Acquiror, substantially in the form of Exhibit 7.01, (the Western
Colorado Merger Agreement ), shall have been executed by Staff Administrators of Western
Colorado, Inc. and the shareholders thereof and all of the conditions to the consummation of the merger (the Western Colorado Merger ) contemplated thereby (other than the consummation of the Merger) shall have been satisfied or waived by the party entitled to satisfaction thereof.

          (xvi)     All amounts owed to the Company or
any of its Subsidiaries by either of the Shareholders or by any person controlled or owned by Michael C. Koltak and/or Robert J.
Quinette (including, without limitation, Excel
Business Services, Inc.) shall have been paid in full, other than indebtedness in the amount of $126,362 owed to the Company by Excel
Business Services, Inc., which indebtedness shall, on or prior to the Closing Date, have been assumed jointly and severally by the Shareholders and shall at the Closing Date be evidenced by an executed promissory note in the form attached as Exhibit 9.01(c)(xvi).

(xvii)     The Acquiror shall have received an
opinion, dated the Closing, of Stewart W.
Olive, Esq. in a form mutually acceptable to Stewart W. Olive, Esq. and Steel Hector &
Davis LLP.

(xviii) The Company shall provide evidence satisfactory to Acquiror that it has made refunds in the approximate amount of $19,000 on or prior to December 31, 1996 to those highly compensated employees necessary to correct the Company s 1995 nondiscrimination test with respect to the Company s 401(k) plan.

                           ARTICLE X

                          TERMINATION

SECTION 10.01 Termination;. This Agreement may be terminated at any time prior to the Effective Time:

     (a)     by mutual consent of Acquiror and the
Company;

     (b)     (i)     by Acquiror, if there has been a
breach by the Company or the Shareholders of any of their respective covenants or agreements contained in this Agreement or if any of the representations and warranties of the Company or the Shareholders shall have become untrue; or

          (ii)     by the Company, if there has been a
breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue;

     (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any

Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

     (d) by either Acquiror or the Company if the Merger shall not have been consummated before January
31, 1997.

SECTION 10.02 Effect of Termination;. In the event of the termination of this Agreement pursuant to Section
10.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of Acquiror or the Company or any of their respective stockholders, officers or directors and all rights and obligations of each party hereto shall cease, except as provided in Section 10.03-Fees and Expenses.
Notwithstanding anything herein to the contrary, the parties agree that if this Agreement is terminated, the obligations of the parties pursuant to the Confidentiality Agreement between Acquiror and Company, dated July 1, 1996, shall survive the termination of this Agreement.

SECTION 10.03  Fees and Expenses;.  (a)  All Expenses
(as defined below) incurred by the parties shall be borne solely and entirely by the party which has incurred the same, except as follows:

          (i)  In the event of a termination of this
Agreement by the Company as a result of a failure by Acquiror to consummate the Merger despite the satisfaction of the conditions to this Agreement (or the waiver by the Company and the Shareholders of those conditions set forth in Section 9.01(b)), the Acquiror shall indemnify the Company for the costs of the preparation of the Company s 1993 and 1994 audited financial statements by the Company s independent accountants.

          (ii)  In the event of a termination of this
Agreement by the Acquiror pursuant to a breach of
Section 7.02(g), the Company shall reimburse the Acquiror for all Expenses (as defined below) incurred by the Acquiror.

     (b) Expenses as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this

Agreement.


                        ARTICLE XI

                   GENERAL PROVISIONS

SECTION 11.01  Notices;.  All notices and other
communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     If to Acquiror:     The Vincam Group, Inc.
                         2850 Douglas Road
                         Coral Gables, FL 22134
                         Telecopier no.: (305) 460-2396
                         Attention: General Counsel

     With a copy to:     Steel Hector & Davis LLP
                         200 South Biscayne Boulevard,
                         40th Floor
                         Miami, Florida 33131-2398
                         Telecopier No.: (305) 577-7001
                         Attn:  Ira N. Rosner, P.A.

     If to the Company:  Staff Administrators, Inc.
                         12075 E. 45th Avenue,
                         Vista Suite
                         Denver, CO 80237-2843
                         Telecopier No.: (303) 371-8970
                         Attn:  Robert J. Quinette

     With a copy to:     Minor & Brown, P.C.
                         650 South Cherry Street
                         Cherry Creek Plaza, Suite 1100
                         Denver, CO 80222
                         Telecopier No.: (303) 320-6330
                         Attn:  Ned Minor, Esq.

     If to Robert J. Quinette:

                         Robert J. Quinette
                         12075 E. 45th Avenue,
                         Vista Suite
                         Denver, CO 80237-2843
                         Telecopier No.: (303) 371-8970

     If to Michael C. Koltak:

                         Michael C. Koltak
                         5115 Hogan Court
                         Fort Collins, CO  80525
                         Telecopier No.: (907) 225-3954


SECTION 11.02 Amendment;. Subject to applicable provisions of the Colorado Code or the Florida Act, this Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties.

SECTION 11.03 Waiver;. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties to be performed for the benefit of the waiving party, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement for the benefit of the waiving party and (c) waive compliance by the other parties with any of the agreements or conditions compliance with which is for the benefit of the waiving party contained in this Agreement (to the extent permitted by law). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 11.04 Headings;. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.05 Severability;. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 11.06 Entire Agreement;.  This Agreement
(together with the Exhibits, the Schedules and any closing certificates), is intended as a full integration of the parties understandings, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 11.07 Assignment;. This Agreement shall not be assigned without the written consent of the other parties hereto.

SECTION 11.08 Parties in Interest;. This Agreement shall be binding upon and inure solely to the benefit of each party and to that party s permitted successors, assigns, heirs and personal representatives, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 11.09 Governing Law;. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 11.10  Counterparts; Facsimile Signatures;.
This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
The parties hereby acknowledge and agree that facsimile signatures of this Agreement and any Exhibit hereto shall have the same force and effect as original signatures.

SECTION 11.11 Attorneys Fees;. If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys fees and expenses.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Acquiror, Company and the
Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.

THE VINCAM GROUP, INC.


By:
Name:
      -------------------------------
Title:
      -------------------------------


STAFF ADMINISTRATORS, INC.


By:
Name:
      -------------------------------
Title:
      -------------------------------

SHAREHOLDERS


-------------------------------------
Michael C. Koltak


-------------------------------------
Robert J. Quinette

                                                           Exhibit 2.02


                           ESCROW AGREEMENT

     Escrow Agreement entered into as of ---------------, 199- (the Agreement ), by and among The Vincam
Group, Inc., a Florida corporation ( Acquiror ), Michael
C. Koltak, Robert J. Quinette and Norwest Bank Colorado,
N.A. (the  Indemnification Escrow Agent ).  In this
Agreement, Messrs. Koltak and Quinette are referred to collectively as the Shareholders and individually as a Shareholder.

RECITALS:

     1.     Acquiror, Staff Administrators, Inc., a
Colorado corporation (the  Company ),  and the
Shareholders have entered into an Agreement and Plan of Merger dated as of-------------, 1996 (the Merger Agreement).

     2. It is a condition of the Merger Agreement that the parties hereto enter into this Agreement.

     3.     Unless otherwise specified herein, all
capitalized terms shall have the meanings provided in the Merger Agreement, which meanings are hereby incorporated herein by reference .

               NOW, THEREFORE, in consideration of the
premises and of the mutual provisions, agreements and covenants herein contained, Acquiror, the Shareholders and the Indemnification Escrow Agent agree as follows:

     Section 1.  Delivery of Indemnification Escrow
Shares to Indemnification Escrow Agent.  At the Closing,
Acquiror will deliver to the Indemnification Escrow
Agent the Indemnification Escrow Shares, with stock powers related thereto duly endorsed in blank. The
Indemnification Escrow Shares shall be held by the Indemnification Escrow Agent pursuant to the terms of this Agreement.

     Section 2.  Survival of Representations and
Warranties. Notwithstanding any right of any party to the Merger Agreement to fully investigate the affairs of any other party to the Merger Agreement and notwithstanding any knowledge of facts determined or determinable by any party pursuant to such investigation or right of investigation, each party to the Merger
Agreement has the right to rely fully upon the representations and warranties of any other party to the Merger Agreement contained in the Merger Agreement or in any Schedule or Exhibit or any closing certificate furnished or to be furnished by any such other party pursuant to the Merger Agreement or in connection with the Merger. Except as expressly set forth in Articles

IV and V of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, the Company and the Shareholders make no representation or warranty with respect to the Company, its Subsidiaries or the Shareholders, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed. Except as expressly set forth in Article VI of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, the Acquiror makes no representation or warranty with respect to the Acquiror or its Subsidiaries, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed. All representations and warranties of the Company, the Shareholders and the Acquiror contained in the Merger Agreement and in the Schedules and Exhibits thereto and in any closing certificates delivered in connection therewith shall survive the execution and delivery of the Merger Agreement and this Agreement and the Closing; provided, however, that notwithstanding the foregoing, the representations and warranties set forth in Articles IV, V and VI of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, relating to matters that would be expected to be resolved by an audit conducted in accordance with generally accepted auditing standards shall survive the execution and delivery of this Agreement and the Merger Agreement and the Closing until the date of issuance of the report of Acquiror s independent public accountants with respect to the first audit of financial statements containing combined operations of Acquiror and the Company (the
Audit Date ), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date; and provided further that all other representations and warranties set forth in Articles IV, V and VI of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, shall survive the execution and delivery of this Agreement and the Merger
Agreement and the Closing until the first anniversary of the effective date and time (the Effective Time ) specified in the Articles of Merger filed pursuant to
Section 1.02 of the Merger Agreement  (the
Indemnification Termination Date ), unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date. The Acquiror shall provide the Indemnification Escrow Agent with written notice specifying the Effective Time as promptly as practicable after the filing of such Articles of Merger. Nothing in this Agreement or the Merger
Agreement shall be deemed to limit any right or remedy of any party at law or in equity or for criminal activity or fraud.

     Section 3.  Indemnification.

     (a) Subject to the survival period set forth in
Section 2 above, Acquiror shall be indemnified and held harmless by the Shareholders, jointly and severally, from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys fees and expenses
(collectively,  Adverse Consequences ) suffered by
Acquiror or any Subsidiary of Acquiror (including the Surviving Corporation and any of its Subsidiaries) resulting from any inaccuracy in or breach of any of the representations and warranties of the Company and the Shareholders set forth in Article IV of the Merger
Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, which has not been waived in writing by Acquiror on or prior to the Closing.

     (b)   Subject to the survival period set forth in
Section 2 above, Acquiror shall be indemnified and held harmless by the Shareholders, severally, from and against all Adverse Consequences suffered by Acquiror or any Subsidiary of Acquiror (including the Surviving
Corporation and any of its Subsidiaries) resulting from any inaccuracy in or breach of any of the representations and warranties of the Shareholders set forth in Article V of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, which has not been waived in writing by Acquiror on or prior to the Closing.

     (c) Subject to the survival period set forth in
Section 2 above, each Shareholder shall be indemnified and held harmless by Acquiror from and against all Adverse Consequences suffered by the Shareholder resulting from any inaccuracy in or breach of any of the representations and warranties of the Acquiror set forth in Article VI of the Merger Agreement, and in the Schedules and Exhibits thereto and in any closing certificate delivered in connection therewith, which has not been waived in writing by the Shareholder on or prior to the Closing.

     (d)  Acquiror shall be indemnified and held
harmless by the Shareholders, jointly and severally, from and against all Adverse Consequences suffered by

Acquiror or any Subsidiary of Acquiror (including the Surviving Corporation and any of its Subsidiaries) arising out of: (i) the disallowance of the Company s deductions relating to workers compensation reserves or management fees with respect to its federal taxes in respect of periods ending prior to the Effective Time in excess of amounts reserved therefor in the Company s
Interim Financial Statements, (ii) Environmental Claims
(as defined below) based on actions or omissions by Staff Administrators of CO, Inc. (formerly known as
Assurance L.P.M., Inc.), or any of its officers, directors, employees, independent contractors, agents or shareholders occurring prior to the Effective Time,
(iii) the failure of the Company s 401(k) Plan to be qualified under the Internal Revenue Code of 1986, as amended, or to be operated and administered in accordance with applicable laws and regulations, and
(iv) the failure by the Company to invest any performance deposits (i.e., deposits by the Company s clients of a prepayment to guarantee performance by the client under the Company s subscriber services agreement) made by the Company s clients in an interest-bearing account for the benefit of such clients or to accrue interest payable to and/or to pay interest to such clients with respect to such deposits.
Notwithstanding anything in this Agreement to the contrary, (x) the indemnification obligations of the Shareholders provided by paragraph (d)(i) and (d)(iii) shall survive until the earlier of the date the statute of limitations with respect to such tax or plan year expires and the date that the Surviving Corporation enters into a closing agreement with the IRS with respect to such tax or plan year and (y) the indemnification obligations of the shareholders provided by paragraphs (d)(ii) and (d)(iv) shall survive until the expiration of the applicable statute of limitation.
Environmental Claim shall mean any Adverse Consequence arising from or related to any violations or alleged violations of any federal, state or local law, ordinance or regulation designed to prohibit or regulate the release of pollutants or hazardous substances or materials into the environment, to reduce the quantities, prevent the release or minimize the hazardous characteristics of wastes, to assure that products are designed, packaged and used so that they do not present unreasonable risks to human health or the environment when used or disposed of, to protect natural resources or species, and to reduce the risks inherent in transportation of hazardous substances, pollutants, oil or other potentially harmful substances.

     (e) The liability of each Shareholder hereunder shall in no event exceed an amount equal to 250,000 times the average closing price, as reported on the Nasdaq National Market, of a share of Acquiror Common

Stock for the ten (10) days on which Acquiror Common
Stock has traded, immediately preceding the Closing Date
(such average closing price per share of Acquiror Common
Stock being referred to herein as the  Market Value ).
The liability of the Acquiror hereunder shall in no event exceed an amount equal to 500,000 times the Market
Value per share of Acquiror Common Stock.

     (f)  No party shall have any liability for
indemnification pursuant to Sections 3(a), (b) or (c) hereof until the cumulative and aggregate amount of the Adverse Consequences suffered by the party making a claim for indemnification exceeds forty thousand dollars
($40,000) (the Indemnification Threshold ), and then only for the amount by which such Adverse Consequences exceed the Indemnification Threshold. The
Indemnification Threshold shall not apply to the indemnification obligations of the Shareholders set forth in Section 3(d) hereof.

     Section 4.  Distributions and Claims.

     (a) Upon obtaining knowledge of any state of facts, claim or demand which has given rise to, a claim for indemnification hereunder (referred to herein as an Indemnification Claim ), the party seeking indemnification (the Indemnified Party ) shall give written notice of such state of facts, claim or demand, specifying, if applicable, the section of the Merger
Agreement containing the representation and warranty giving rise to the claim or demand ( Notice of Claim ) to the party from whom indemnification is sought (the
Indemnifying Party ) and to the Indemnification Escrow
Agent. In the event that a Notice of Claim is given by Acquiror after the date all Indemnification Escrow
Shares have been delivered to Acquiror in satisfaction of other Indemnification Claims, such Notice of Claim shall be delivered only to the each of the Shareholders.
No party shall be entitled to give a Notice of Claim after the Indemnification Termination Date except with respect to (i) any matter which was the subject of a Notice of Claim given prior to such date or (ii) a claim by Acquiror pursuant to Section 3(d). The Notice of
Claim shall set forth the amount of the Adverse
Consequences suffered, or which may be suffered, by the Indemnified Party and in the case of a Notice of Claim delivered by the Acquiror after the date all Indemnification Escrow Shares have been delivered to the Acquiror in satisfaction of other Indemnification
Claims, the amount to be paid by the Shareholders.
Subject to the applicable survival periods set forth in
section 2 hereof, no failure or delay by the Indemnified
Party in the giving a Notice of Claim shall reduce or otherwise affect the Indemnified Party s right to indemnification hereunder except to the extent that the

Indemnifying Party has been prejudiced thereby. The date of a Notice of Claim shall be deemed to be:

     (x)     the second business day after the
date of the postmark on the registered or certified mail (postage prepaid, return receipt requested) containing the Notice of Claim;

     (y)     if the Notice of Claim is
personally delivered, the date of such
personal delivery;

               (z)     if the Notice of Claim is sent by
overnight courier, the first business day following the deposit of such Notice of Claim with such courier.

     (b)(i)     Upon receipt at any time prior to the
Indemnification Termination Date of a Notice of Claim, the Indemnification Escrow Agent shall, subject to the provisions of Section 4(b)(ii) hereof, deliver to Acquiror as promptly as practicable after expiration of the twenty-day notice period, Indemnification Escrow
Shares having an aggregate Market Value (as of the date of the Notice of Claim) equal to the amount set forth in the Notice of Claim rounded up to the next number of whole shares.

     (ii)     Each Shareholder shall have twenty (20)
days from the date of a Notice of Claim within which to object, by written notice of objection given to Acquiror and the Indemnification Escrow Agent, to any Indemnification Claim (a Challenged Claim ). If notice of objection to any such claim is not provided by either
Shareholder, the validity and stated amount of the claim will be deemed to have been accepted (such claims being referred to herein as Accepted Claims ). In the case of Accepted Claims, each Shareholder shall have twenty
(20) days from the date of a Notice of Claim to elect in writing to satisfy such claim in cash rather than Indemnification Escrow Shares. Such written notice shall be delivered to the Indemnification Escrow Agent and the Acquiror prior to the expiration of such twenty day period and payment of the Indemnification Claim shall be made in immediately available funds within five
(5) days of the delivery of such notice in the case of an Accepted Claim. The parties shall submit the matter of a Challenged Claim to arbitration in accordance with
Section 8 hereof. In the case of a Challenged Claim, each Shareholder shall have twenty (20) days from the date of the arbitration award to elect in writing to satisfy such claim in cash rather than Indemnification
Escrow Shares. Such written notice shall be delivered to the Indemnification Escrow Agent and the Acquiror prior to the expiration of such twenty day period and payment of the Indemnification Claim shall be made in immediately available funds within five (5) days of the delivery of such notice. If a Notice of Claim sets forth a claim or demand asserted by a third party (a
Third Party Claim ), the provisions of Section 4(d) shall apply.

     (iii)     The Indemnification Escrow Agent shall
retain in escrow after the Indemnification Termination
Date the number of Indemnification Escrow Shares
(rounded up to the nearest whole share) having an aggregate Market Value (as of the Indemnification
Termination Date) equal to the dollar amount of all Challenged Claims and pending or threatened
Indemnification Claims which have not been finally determined ( Pending Claims ). The dollar amount of any Pending Claim shall be calculated by Acquiror, using its reasonable discretion, assuming the maximum possible
Adverse Consequences; provided, however, that with respect to a Pending Claim in respect of a third party action for which legal action has not been taken against Acquiror or the Surviving Corporation within two years following the Notice of Claim (the Period ), then the dollar amount of such Pending Claim shall be as agreed upon by Acquiror and the Shareholders, and if they cannot agree within 90 days of the end of the Period, then such dollar amount shall be determined by arbitration in accordance with Section 8 herein.

     (iv)     Notwithstanding the Shareholders
continued indemnification obligation pursuant to Section
3(d) hereof, on the Indemnification Termination Date, the Indemnification Escrow Agent shall deliver to the Shareholders the balance of the Indemnification Escrow
Shares not delivered to Acquiror or retained in escrow pursuant to Section 4(b)(iii). Each Shareholder shall receive his proportional share interest in such distribution, to be determined as follows: the number of Indemnification Escrow Shares to be delivered to each Shareholder shall be equal to the total number of Indemnification Escrow Shares to be delivered to both
Shareholders multiplied by a fraction, the numerator of which is the number of Indemnification Escrow Shares deposited by the Acquiror with the Indemnification
Escrow Agent for such Shareholder s account at the Effective Time of the Merger, and the denominator of which is the aggregate number of Indemnification Escrow
Shares deposited by the Acquiror with the Indemnification Escrow Agent at the Effective Time of the Merger.

     (v)     [Intentionally omitted].

     (vi)     Upon receipt at any time prior to the
Indemnification Termination Date of a Notice of Claim made pursuant to Section 3(c) hereof, Acquiror shall, subject to the provisions of Section 4(b)(vii) hereof, deliver to the Shareholder within five (5) days of the expiration of the twenty-day notice period cash equal to the amount set forth in the Notice of Claim.

     (vii) Acquiror shall have twenty (20) days from the date of a Notice of Claim within which to object, by written notice to the Shareholder, to any Indemnification Claim (an Acquiror Challenged Claim ).
If notice of objection to any such claim is not provided by Acquiror to Shareholder, the validity and stated amount of the claim will be deemed to have been accepted. The parties shall submit the matter of a Acquiror Challenged Claim to arbitration in accordance with Section 8 hereof. If a Notice of Claim sets forth a Third Party Claim, the provisions of Section 4(d) shall apply.

     (c) Indemnification Escrow Shares that are not distributed to the Shareholders on the Indemnification
Termination Date because they have been retained pursuant to Section 4(b)(iii) shall be distributed (as appropriate) as promptly as practicable after disposition of each such Pending Claim. Upon the date after which the last of all Challenged Claims and all other Pending Claims have been finally determined and the final distribution has been made to Acquiror (the
Termination Date ), the balance of all Indemnification
Escrow Shares shall be delivered to the Shareholders in accordance with Section 4(b)(iv).

     (d)(i) In the event of a Third Party Claim, any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified
Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the date of the Notice of Claim concerning the commencement or assertion of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse
Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying
Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third
Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent adverse to the continuing business interests of the Indemnified Party (provided, however, that in no event shall the Indemnifying Party be liable for Adverse
Consequences in excess of the amount for which the Indemnifying Party can establish, to the reasonable satisfaction of the Indemnified Party, that such Third
Party Claim could be settled without regard to such potential adverse precedent) and (E) the Indemnifying
Party conducts the defense of the Third Party Claim actively and diligently as reasonably determined in good faith by the Indemnified Party.

     (ii)     So long as the Indemnifying Party is
conducting the defense of the Third Party Claim in accordance with Section 4(d)(i) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying
Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     (iii)     In the event any of the conditions in
Section 4(d)(i) above is not satisfied or ceases to be satisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third
Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim
(including reasonable attorneys  fees and expenses), and
(C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 4.

     (iv)     Within 10 days of the date a court of
competent jurisdiction or arbitrator shall determine that the Indemnified Party is liable for all or a portion of the monetary liability arising out of any Third Party Claim or a settlement is reached, the Indemnifying Party shall be obligated to deliver to the Indemnified Party cash or shares of Acquiror Common

Stock having a Market Value, calculated as of the date of such determination, equal to such liability or settlement. The parties shall submit disputes regarding any payments due under this Section 4(d)(iv) to arbitration in accordance with Section 8.
     (v)     The Indemnifying Party and the Indemnified
Party shall cooperate in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be requested in connection therewith.

     Section 5.  Voting Rights and Distributions.

     (a) The Indemnification Escrow Shares, unless and until delivered to Acquiror pursuant to this Agreement, shall be registered in the respective names of the Shareholders, who shall be entitled to vote their respective Indemnification Escrow Shares. All cash dividends or distributions of assets declared by Acquiror with respect to its Common Stock prior to the Indemnification Termination Date, shall be paid directly to the Shareholders as if each had received all of the shares of Acquiror Common Stock deliverable to him at the Effective Time of the Merger and no shares had been placed into escrow under this Agreement (subject to reduction to reflect the delivery of Indemnification
Escrow Shares to Acquiror under this Agreement).

     (b)     All shares of Acquiror Common Stock
relating to Indemnification Escrow Shares still held by the Indemnification Escrow Agent under this Agreement and resulting from conversion, stock dividend, stock split, reclassification, recapitalization or corporate reorganization of Acquiror, shall be delivered to the Indemnification Escrow Agent when deliverable to holders of other outstanding shares of Acquiror Common Stock, shall be credited to the accounts of the Shareholders and shall constitute additional Indemnification Escrow
Shares.

     Section 6.  Interest in Indemnification Escrow
Shares. The interest of the Shareholders in the Indemnification Escrow Shares (until released to them hereunder) is nonassignable and shall be transferable only by operation of law.

     Section 7.  Provisions Concerning the
Indemnification Escrow Agent.

     (a) The Indemnification Escrow Agent shall be entitled to the compensation described on Exhibit A hereto for all services rendered hereunder and to reimbursement of reasonable out-of-pocket expenses incurred by it in the performance of its obligations hereunder. The Indemnification Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder, and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. The Acquiror shall bear 50% of all such fees and expenses and the Shareholders shall each bear 25% of such compensation, fees and expenses. The Indemnification Escrow Agent has the right, regardless of any Notice of Claim or objection thereto it may receive, or any other instrument it may receive, to hold the Indemnification
Escrow Shares until all expenses, fees and charges as described in this Agreement are fully paid.

     (b) The Indemnification Escrow Agent shall not be liable for any diminution of value of the Indemnification Escrow Shares. The Indemnification
Escrow Agent shall have no authority to sell or otherwise dispose of or encumber the Indemnification
Escrow Shares except as provided herein.

     (c) Notwithstanding any other provisions herein contained, the Indemnification Escrow Agent may at all times act upon and in accordance with the joint written instructions of Acquiror and the Shareholders. The
Indemnification Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or pursuant to the advice of counsel of its selection.

     (d)     The duties and responsibilities of the
Indemnification Escrow Agent shall be limited to those
expressly set forth in this Agreement and instructions
given to the Indemnification Escrow Agent pursuant to
this Agreement, and the Indemnification Escrow Agent
shall not be subject to, nor obligated to recognize, any
other agreement between any or all of the parties hereto
even though reference thereto may be made herein;
provided, however, this Agreement may be amended
pursuant to Section 16 hereof.   The Indemnification
Escrow Agent shall advise Acquiror and each of the Shareholders from time to time, upon request, as to (i) the number of Indemnification Escrow Shares represented by certificates held by the Indemnification Escrow
Agent, and (ii) the number of Indemnification Escrow
Shares distributed by the Indemnification Escrow Agent to the Acquiror.

     (e) The Indemnification Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement, and the Indemnification Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

     (f)     The Indemnification Escrow Agent is
authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for in this Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Indemnification
Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Indemnification Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Indemnification Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     (g) The Indemnification Escrow Agent may resign by giving thirty (30) days advance written notice to Acquiror and each of the Shareholders and thereafter shall deliver the Indemnification Escrow Shares to such substitute escrow agent as Acquiror and the Shareholders shall jointly direct in writing. If such discretion to deliver to a substitute escrow agent is not received by the Indemnification Escrow Agent within thirty (30) days after mailing such notice of resignation, it is unconditionally and irrevocably authorized, directed and empowered to deliver all items held by it to any other bank or trust company in the City of Denver with capital and surplus of at least $20,000,000 which is selected by the Indemnification Escrow Agent; such bank or trust company then shall hold the same as the Indemnification
Escrow Agent, subject to the provisions hereof.

     (h) In consideration of its acceptance of the appointment as the Indemnification Escrow Agent, the Acquiror and the Shareholders jointly and severally agree to indemnify and hold the Indemnification Escrow
Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof (except as such liability may arise out of or be barred upon the gross negligence or willful misconduct of the Indemnification Escrow Agent), and to reimburse the Indemnification Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

     Section 8.  Arbitration.  Any dispute arising
hereunder, including any dispute as to the enforceability or applicability of this arbitration provision, shall be submitted to final and binding arbitration under the Federal Arbitration Act and the auspices of the American Arbitration Association within ten (10) business days of the date that a notice of objection is delivered to the Indemnification Escrow
Agent. Such arbitration shall be conducted in Miami, Florida applying the governing law set forth in Section
17 hereof and in accordance with the Commercial
Arbitration Rules of the American Arbitration
Association using the Florida Rules of Civil Procedure and the Florida Rules of Evidence. The arbitrators shall consist of a panel of three (3) arbitrators (the
Arbitrators ), one of whom shall be selected by the Shareholders within three business days of the date that a notice of objection is delivered to the Indemnification Escrow Agent, one of whom shall be selected by Acquiror within such three business day period, and one of whom, who shall act as chairman, to be selected by the other two arbitrators within two business days of the appointment of the last arbitrator selected. If the two appointed arbitrators shall fail to select a third arbitrator within the such two business day period, the parties shall mutually select the third arbitrator. If the parties are unable to agree within two business days thereafter as to the third arbitrator, then either party may request the American Arbitration Association to select the third arbitrator. The arbitrators shall meet the qualifications and abide by the Code of Ethics for arbitrators in commercial disputes of the American
Arbitration Association. All costs and expenses of the arbitration, including actual attorneys fees and disbursements, shall be allocated among the parties according to the Arbitrators discretion. The
Arbitrators award resulting therefrom may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly. Each party hereto agrees to use its respective best efforts to conduct and conclude the arbitration of any dispute under this Agreement as quickly as possible.

     Section 9.  Interpleader.  If the parties to this
Escrow Agreement disagree about the interpretation of this Escrow Agreement or about the rights and obligations of the Indemnification Escrow Agent or the propriety of any action contemplated by the Indemnification Escrow Agent, the Indemnification Escrow
Agent may, but shall not be required to, (i) submit an action of interpleader to final and binding arbitration pursuant to Section 8 by delivering a written demand for arbitration to the other parties hereto in the manner described in Section 10 and (ii) transfer the Indemnification Escrow Shares to the arbitrators to resolve the disagreement. If the Indemnification Escrow
Agent transfers the Escrow Shares to the arbitrators and submits to the arbitrators an action of interpleader, the Indemnification Escrow Agent shall be released and relieved from all further obligation and liability hereunder.

     Section 10.  Notices.  All notices, requests,
claims, demands and other communications hereunder shall be in writing and shall be given if delivered in person, by cable, telegram or telex (and shall be deemed to have been duly given on the date of delivery if so given), or by registered or certified mail (postage prepaid, return receipt requested) (and shall be deemed to have been duly given the second business day after the date of the postmark if so given) to the respective parties as follows:

     If to Acquiror:     The Vincam Group, Inc.
                         2850 Douglas Road
                         Coral Gables, FL 22134
                         Telecopier no.: (305) 460-2396
                         Attention: General Counsel

     With a copy to:     Steel Hector & Davis LLP
                         200 South Biscayne Boulevard,
                         40th Floor
                         Miami, Florida 33131-2398
                         Telecopier No.: (305) 577-7001
                         Attention:  Ira N. Rosner, P.A.

     If to Robert J. Quinette:
                         Robert J. Quinette
                         12075 E. 45th Avenue,
                         Vista Suite
                         Denver, CO 80237-2843
                         Telecopier No.: (303) 371-8970

     With a copy to:     Minor & Brown, P.C.
                         650 South Cherry Street
                         Cherry Creek Plaza, Suite 1100
                         Denver, CO 80222
                         Telecopier No.: (303) 320-6330
                         Attention:  Ned Minor, Esq.

     If to Michael C. Koltak:
                         Michael C. Koltak
                         5115 Hogan Court
                         Fort Collins, CO  80525
                         (970) 225-3954

     With a copy to:     Minor & Brown, P.C.
                         650 South Cherry Street
                         Cherry Creek Plaza, Suite 1100
                         Denver, CO 80222
                         Telecopier No.: (303) 320-6330
                         Attention:  Ned Minor, Esq.
     If the Indemnification
     Escrow Agent:
                         Norwest Bank Colorado, N.A.

                         --------------------
                         --------------------
                         --------------------

     With a copy to:
                         --------------------
                         --------------------
                         --------------------

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

     Section 11.  Headings.  The descriptive headings in
this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

     Section 12.  Entire Agreement; Assignment.  This
Agreement and the Merger Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. The parties hereto acknowledge and agree that the Indemnification
Escrow Agent is not a party to the Merger Agreement.
This Agreement shall not be assigned by operation of law or otherwise.

     Section 13.  Parties in Interest.  This Agreement
shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 14.  Validity.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive either the Company or Acquiror of the benefit of the bargain.

     Section 15.  Counterparts; Facsimile Signatures.
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same
Agreement. The parties hereto hereby acknowledge and agree that facsimile signatures of this Agreement shall have the same force and effect as original signatures.

     Section 16.  Modification.  The Indemnification
Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by the Acquiror and the Shareholders.
In no event, however, shall any modification of this Agreement, which shall affect the rights or duties of the Indemnification Escrow Agent, be binding on the Escrow Agent unless it shall have given its prior written consent.

     Section 17.  Governing Law.  This Agreement shall
be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 18.  Pooling of Interest.  If any provision
of this Agreement or the application of any such provision to any person or circumstance shall preclude the use of pooling of interest accounting treatment in connection with the Merger, then, at the Acquiror s sole option, such provision shall be of no force and effect to the extent, and solely to the extent, necessary to preserve such accounting treatment for the Merger, and in that event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the Merger to be treated as a pooling of interests for accounting purposes.

[The remainder of this page is intentionally left blank.]


     IN WITNESS WHEREOF, Acquiror, the Shareholders and the Indemnification Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.

                              THE VINCAM GROUP, INC.


                              By:
                              Name:
                              Title:
                              I.R.S. Employer
                              Identification No.: 59-2452823



                              Robert J. Quinette
                              Social Security No. ###-##-####



                              Michael C. Koltak
                              Social Security No. ###-##-####


                              NORWEST BANK COLORADO, N.A.
                              As Indemnification Escrow Agent


                              By:
                              Name:
                              Title:

                                                           Exhibit 2.03


                       REGISTRATION AGREEMENT


     THIS REGISTRATION AGREEMENT (this Agreement ) is entered into as of January ---, 1997 by The Vincam
Group, Inc., a Florida corporation ( Vincam ), and each of the undersigned shareholders of Vincam (individually a Shareholder and collectively the Shareholders ).


Recitals

     Vincam has entered into an Agreement and Plan of
Merger, dated as of December ---, 1996 (the  SAI Merger
Agreement ), with Staff Administrators, Inc. ( SAI ),
Michael C. Koltak and Robert J. Quinette, pursuant to
which Vincam shall cause a subsidiary to merge with SAI
(the  SAI Merger ) in exchange for shares of Vincam
Common Stock, par value $.001 per share.  In addition,
Vincam has entered into an Agreement and Plan of Merger,
dated as of December ---, 1996 (the  Western Colorado
Merger Agreement ), with Staff Administrators of Western
Colorado, Inc., a Colorado corporation ( Western
Colorado ), SAI and Kris A. Smith, pursuant to which
Vincam shall cause a subsidiary to merge with Western
Colorado (the  Western Colorado Merger ) in exchange for
shares of Vincam Common Stock.   The shares of Vincam
Common Stock to be issued to the Shareholders pursuant
to the SAI Merger Agreement and the Western Colorado
Merger Agreement shall hereinafter be referred to as the
Registrable Shares.    Capitalized terms used but not
defined herein shall have the respective meanings ascribed to them in the SAI Merger Agreement unless otherwise indicated in this Agreement.

     The Registrable Shares to be received by the Shareholders pursuant to the SAI Merger Agreement and the Western Colorado Merger Agreement have not been registered under the Securities Act of 1933, as amended
(the Securities Act ), or the securities laws of any state.

     In consideration of the purchase of the Registrable
Shares and to induce SAI, Western Colorado and the Shareholders to enter into the respective merger agreements, Vincam has agreed to undertake to register the Registrable Shares under the Securities Act and applicable state securities laws.

Agreement

     1.     Registration of Registrable Shares by
Vincam.

     (a)     Within 10 days of the public release by
Vincam, pursuant to the requirements of Section 8.10 of
the SAI Merger Agreement, of a report including the
combined financial results of Vincam and SAI for a
period of at least 30 days of combined operations of
Vincam and SAI (the  30 Day Report ) within the meaning
of Accounting Series Release No. 135 as amended, of the
Securities and Exchange Commission (the  Commission ),
Vincam will prepare and file a registration statement on
Form S-1 (or on any other form for the general
registration of securities to be resold for cash) with
the Securities and Exchange Commission (the  Commission
) to cover 30% of the Registrable Shares (the  Initially
Registered Shares  ) issued to each of the Shareholders.
Thereafter,  Vincam will prepare and file a registration
statement on Form S-1 (or on any other form for the
general registration of securities to be resold for
cash) with the Commission covering an additional 23.33%
of the Registrable Shares on the first business day
following each of the first, second and third
anniversaries of the Closing Date.  Each of these
registration statements is referred to herein
individually as a  Registration Statement  and
collectively as the  Registration Statements.   The
Indemnification Escrow Shares (as such term is defined in the SAI Merger Agreement) shall constitute a portion of the Registrable Shares to be registered on the first business day following the third anniversary of the Closing Date. All such Indemnification Escrow Shares, other than any such shares distributed to Vincam in satisfaction of claims made pursuant to the Escrow
Agreement, shall be registered as part of the Registration Statement to be filed on the first business day following the third anniversary of the Closing Date.

     (b) Vincam will use its best reasonable efforts to cause the Registration Statements to become effective and to effect the registration of the Registrable Shares under the Securities Act such that the Registrable
Shares may be offered and sold by the Shareholders on a delayed or continuous basis in accordance with Rule 415 under the Securities Act. Notwithstanding the foregoing, Vincam may, at its option and in its sole discretion, register Registrable Shares prior to the dates set forth above. In connection with the preparation and filing of the Registration Statements and any amendments or supplements thereto, Vincam will furnish to the Shareholders copies of all documents proposed to be filed, which documents will be subject to their review and reasonable approval with respect to any information contained therein concerning the
Shareholders.

     (c)     Vincam will pay all expenses of the
registration, including without limitation legal and accounting fees and disbursements, blue sky fees and expenses, printing costs and related expenses arising out of the preparation, filing, amending and supplementing of the Registration Statements and any prospectus a part thereof, other than fees and disbursements of counsel, accountants and other advisors for the Shareholders, underwriting commissions and discounts, brokerage commissions, agents fees and transfer taxes relating to the offer and sale of the Registrable Shares.

     2.     Registration of Registrable Shares in
Underwritten Offering.   Vincam agrees that, at the
option of the Shareholders and upon receipt of written notice from the Shareholders as hereinafter required, it will include the Initially Registered Shares in the first underwritten public offering of Vincam equity securities consummated after the public release by Vincam of the 30 Day Report. Vincam will provide each Shareholder with at least 10 business days written notice prior to the filing of a registration statement relating to any such underwritten offering. Each
Shareholder shall have five business days from the receipt of such notice from Vincam within which to notify Vincam in writing of an election to participate in the underwritten offering. If a Shareholder does not notify Vincam of such election within such period, Vincam shall have no further obligation to such Shareholder under this Section 2. Such inclusion shall be prior to the inclusion of any shares of Vincam Common
Stock held by any person other than the Shareholders;
provided however, that such number of Initially
Registered Shares included in such offering shall be subject to reduction to the extent that Vincam intends to sell shares of Common Stock in such underwritten offering and the underwriters thereof advise Vincam that it is appropriate, because of marketing factors, to limit the number of Initially Registered Shares to be included in such offering in order to permit Vincam to sell the shares to be offered for its own account.

     3.     Registration of Additional Securities.
Vincam shall, at its option, be entitled to include in either or all of the Registration Statements Vincam securities, to be sold for its own account or the account of others; provided, however, that in the event that any of such Registration Statements shall be filed in connection with an underwritten public offering of Vincam securities, the inclusion of the Registrable
Shares shall be prior to the inclusion of any shares of Vincam Common Stock held by any person other than the Shareholders.

     4. Registration Procedures. In connection with the registration of the Registrable Shares, Vincam will, as expeditiously as possible:

     (a) prepare and file with the Commission such amendments and supplements to each Registration
Statement and the prospectus (including documents incorporated by reference therein) a part thereof
(a Prospectus, which term shall for all purposes of this Agreement include any amendments or supplements to such Prospectus) as are necessary to maintain the effectiveness of such Registration
Statement and to comply with the provisions of the Securities Act and the Securities Exchange Act of
1934, as amended (the Exchange Act ), with respect to the disposition of the Registrable Shares until all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition of the Shareholders, as set forth in the Registration Statement, or until counsel for Vincam has in writing advised Vincam and each Shareholder who continues to own Registrable Shares that such counsel is of the opinion that such Shareholder has no further obligation to comply with the registration requirements of the Securities Act or to deliver a Prospectus meeting the requirements of Section 10(a) of the Securities
Act in connection with further sales of Registrable
Shares by such Shareholder, but in no event shall Vincam be required to maintain the effectiveness of any Registration Statement for a period of more than one year after the effective date thereof;

     (b) furnish to each Shareholder two conformed copies of each Registration Statement and of each related amendment and supplement and in each case including all exhibits, a number of copies of the related Prospectus (including any related preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities
Act, and such other documents, as such Shareholder reasonably requests to facilitate the disposition of his or her Registrable Shares;

     (c)  use its best reasonable efforts to
register or qualify the Registrable Shares under the securities or blue sky laws of those jurisdictions within the United States which each Shareholder reasonably requests, except that Vincam shall not be required to file a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction, and provided that Vincam reserves the right, in its sole discretion, not to register or qualify the Registrable Shares in any jurisdiction where the Registrable Shares do not meet such jurisdiction s requirements for registration or qualification;

     (d) notify promptly each Shareholder, at any time when a Prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which such Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances then existing, not misleading; and at the request of any Shareholder prepare, file with the Commission and furnish to such Shareholder a reasonable number of copies of a supplement to or an amendment of such Prospectus, so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances then existing, not misleading; (ii) the issuance by the Commission of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings for such purpose; and (iii) the receipt by Vincam of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of proceedings for such purpose;

     (e) otherwise use its best reasonable efforts to comply with the Securities Act, the Exchange Act and all applicable rules and regulations of the Commission, and make generally available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least
12 months, beginning with the first day of the first fiscal quarter next succeeding the effective date of each Registration Statement (as defined in Rule 158 under the Securities Act), which earnings statement shall satisfy the provisions of Section
11(a) of the Securities Act; and

     (f)  use its best reasonable efforts to list
the Registrable Shares on the automated quotation system and/or securities exchanges upon which Vincam s Common Stock is listed generally.

     Notwithstanding anything contained in this
Agreement to the contrary, Vincam shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Agreement or file any supplement or amendment thereto or to any Prospectus, if, in the good faith judgment of the Board of Directors of Vincam, such registration, supplement or amendment would contain disclosure which, in the good faith judgment of the Board of Directors, would be detrimental to Vincam at such time and which Vincam would not otherwise be obligated to disclose, or if, at the time it is required to file a registration statement pursuant to Section 1(a) hereof, Vincam is engaged or has fixed plans to engage in a registered public offering within 90 days as to which the Shareholders may include the Registrable Shares otherwise required to be the subject of a Registration Statement pursuant to Section 1(a) at that time. In such event, Vincam may at its option defer the filing of such document for a period not in excess of 180 days from the date it is required to file such document and in such event, or upon the occurrence of any event described paragraph (d)(ii) or (d)(iii) above, each Shareholder shall at Vincam s written request refrain from making any sale or disposition of Registrable Shares which sale or disposition requires the delivery of a Prospectus until Vincam shall have given written notice that such sales or dispositions may resume, it being understood that Vincam shall use its best reasonable efforts to obtain the withdrawal of any stop order or the lifting of any suspension of qualification or exemption from qualification.

     5. Conditions to Registration. Each Shareholder s right to have Registrable Shares included in a Registration Statement shall be subject to the following conditions or limitations:

     (a) The Shareholder shall furnish Vincam in a timely manner with all information required by the applicable rules and regulations of the Commission, including without limitation the proposed method of sale or other disposition of the Registrable
Shares, the identity of and compensation to be paid to any person to be employed in connection therewith, and all other information as Vincam may reasonably require; and

     (b)  All Shareholders who desire to sell and
distribute Registrable Shares over a period of time, or from time to time, at then prevailing market prices, shall execute and deliver to Vincam those written undertakings which Vincam and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

     (c) Each Shareholder hereby agrees that upon the written request of Vincam and the managing underwriter of an underwritten offering of equity securities or debt securities convertible into equity securities of Vincam, it shall not sell publicly or otherwise transfer or dispose of any Registrable Shares or other equity securities of

Vincam held by such Shareholder during the period starting up to 45 days prior to Vincam s good faith estimate of the date of filing with the Commission of, and ending on a date up to 90 days (or up to 180 days if so requested by the underwriter) after the effective date of, a registration statement relating thereto, provided that Vincam is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and

     (d) To the extent that any Registrable Shares are included in an underwritten offering, the Shareholders so selling shall execute an underwriting agreement containing customary terms including, without limitation, with respect to indemnification provisions, and such other agreements as may be reasonably requested by Vincam and the underwriters.

6.     Indemnification.

          6.1 Indemnification by Vincam. Vincam will, to the extent permitted by law, indemnify and hold harmless each Shareholder who is the seller of Registrable Shares, each other person, if any, who participates as an underwriter, broker or dealer in the offering or sale of the Registrable Shares and each other person, if any, who controls any participating person within the meaning of the Securities Act, against any losses, claims, demands, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in a Registration Statement, a Prospectus or a preliminary or summary prospectus contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Vincam will reimburse each indemnified person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding, except that Vincam will not be liable in any such case to the extent that the loss, claim, demand, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration
Statement, Prospectus or preliminary or summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to Vincam by the indemnified person. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified person and shall survive the transfer of Registrable Shares by a Shareholder.

          6.2  Indemnification by Shareholders.  Each
Shareholder will, to the extent permitted by law, indemnify and hold harmless Vincam, each director of Vincam, each officer of Vincam who signs a Registration
Statement, and each other person, if any, who controls
Vincam, against any losses, claims, demands, damages or liabilities, joint or several, to which Vincam or such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as the losses, claims, demands, damages or liabilities
(or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in a Registration Statement, Prospectus or preliminary or summary prospectus contained therein, any amendment or supplement thereto, or any document (or part thereof) incorporated by reference therein, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with information furnished to Vincam by such Shareholder, and will reimburse Vincam and each director, officer and controlling person for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, demand, damage, liability, action or proceeding. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Vincam or such director, officer or controlling person and shall survive the transfer of Registrable Shares by such Shareholder.

          6.3  Notices of Claims.  Promptly after
receipt by an indemnified party of a demand or notice of the commencement of any action or proceeding involving losses, claims, demands, damages or liabilities referred to in Section 6.1 or 6.2 (each, an Indemnified Claim ), the indemnified party will, if a claim for indemnification is to be made against an indemnifying party, give written notice to the latter of the Indemnified Claim, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or 6.2, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. Unless in the reasonable judgment of counsel for an indemnifying party a conflict of interest exists between such indemnifying party and the indemnified party or parties with respect to the Indemnified Claim, each indemnified party agrees to permit the indemnifying party to assume the defense of the Indemnified Claim with counsel reasonably satisfactory to the indemnified party or parties. If the indemnifying party is not entitled to, or elects not to, assume the defense of an Indemnified Claim, it will not be obligated to pay the fees and expenses of more than one counsel for such indemnified party or parties with respect to the Indemnified Claim. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of the Indemnified Claim.

          6.4  Contribution.  If the indemnification
provided for in Section 6.1 or 6.2 from the indemnifying party is unavailable to an indemnified party in respect of any losses, claims, demands, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by each indemnified party as a result of such losses, claims, demands, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and of the indemnified party or parties on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for such fraudulent misrepresentation.

     7. Expenses. Except as otherwise specifically provided in this Agreement, each party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of counsel undertaken pursuant to this Agreement.

     8.     Notices. All notices and other
communications under this Agreement shall be in writing and shall be (i) mailed by first class or express mail, postage prepaid, (ii) sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as the rapid transmissions or (iii) personally, delivered to the receiving party. All such communications shall be mailed, sent or delivered:

          (a)  If to Vincam, as specified in the Merger
Agreement, or to such other person(s) or address(es) as Vincam shall have furnished to the other parties in writing; and

          (b) If to any Shareholder, at its address as the same may appear on the records of Vincam or to such other address as it may have furnished in writing to Vincam.

     Any notice shall be deemed to be given when so mailed. Any notice so sent by rapid transmission shall be deemed to be given when transmitted, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, the party (or its agent) to whom it is given.

      9.     Entire Agreement.  This Agreement
constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings between them as to its subject matter.

     10. Waivers and Further Agreements. A waiver of any of the terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision. No such written waiver shall be construed to effect a continuing waiver of the provision being waived, unless it specifically provides to the contrary, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties agrees to execute all further instruments and documents and to take all further action as the other parties may reasonably require in order to effectuate the purposes and intent of this Agreement.

     11.     Amendments.  This Agreement may not be
amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     12.     Assignment; Successors and Assigns.  This
Agreement and the rights provided hereunder shall not be assignable but shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs, executors and legal representatives.

     13.     Restrictions on Transfer of Registrable
Shares. The Shareholders acknowledge that the Registrable Shares have not been registered under the Securities Act or the securities laws of any jurisdiction and may not be sold or transferred unless they are registered or Vincam receives an opinion of counsel reasonably satisfactory to Vincam that an exemption from applicable registration requirements is available. The certificates representing the
Registrable Shares will bear a restrictive legend to the foregoing effect until such time as such Registrable
Shares are the subject of an effective Registration
Statement. Each of the Shareholders agrees not to sell or otherwise transfer any Registrable Shares except in compliance with the Securities Act and other applicable laws and the provisions hereof. Each of the Shareholders may pledge his Registrable Shares, provided the pledgee agrees in writing not to sell or otherwise transfer pledged Registrable Shares except in compliance with the Securities Act and other applicable laws.

     14.     Representations and Warranties of
Shareholders. Each of the Shareholders represents and warrants to Vincam that he is acquiring the Registrable
Shares for his own account for investment purposes and not with a view toward the resale or distribution thereof, except pursuant to an available exemption from the registration requirement of the Securities Act or to the Registration Statement.

     15.     Severability.  Except as provided in
Section 6.4, if any provision of this Agreement is held or deemed to be, or in fact is, invalid, inoperative or unenforceable for any reason, this Agreement shall be construed as though such invalid, inoperative or unenforceable provision had never been contained in this Agreement.

     16.     Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Florida, regardless of the laws which might otherwise be applicable under principles of conflicts of law.

     17.     Counterparts; Facsimile Signatures.  This
Agreement may be executed in two or more counterparts, each of which need not be executed by each of the parties and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereby acknowledge and agree that facsimile signatures of this Agreement shall have the same force and effect as original signatures.

     18. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


The Vincam Group, Inc.     Shareholders


By:
Name:
Robert J. Quinette
Title:

     Michael C. Koltak


     Kris A. Smith

                                                                  Exhibit 7.01













                       Agreement and Plan of Merger

                               by and among

                          The Vincam Group, Inc.,

              Staff Administrators of Western Colorado, Inc.,

               Staff Administrators, Inc. and Kris A. Smith


                            December 24, 1996

THE PAGINATION REFERENCE IN THE FOLLOWING TABLE OF CONTENTS MAKE
REFERENCE TO THE ORIGINAL DOCUMENT.

TABLE OF CONTENTS

     ARTICLE I
     THE MERGER                                      1
     SECTION 1.01  The Merger                        1
     SECTION 1.02  Effective Time                    1
     SECTION 1.03  Effect of the Merger              1
     SECTION 1.04  Articles of Incorporation;
          By-Laws                                    2
     SECTION 1.05  Directors and Officers            2
     SECTION 1.06  Taking Necessary Action;
          Further Action                             2
     SECTION 1.07  The Closing                       2

     ARTICLE II
     EFFECT ON CAPITAL STOCK; EXCHANGE OF
          CERTIFICATES                               2
     SECTION 2.01 Effect on Capital Stock            2
     SECTION 2.02 Exchange of Certificates           3
     SECTION 2.03 Tax Treatment                      4
     SECTION 2.04 Registration Rights                4

     ARTICLE III
     DEFINITIONS                                     4

     ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          AND THE CORPORATE SHAREHOLDER              5
     SECTION 4.01  Authority; Enforceability         6
     SECTION 4.02  Disclosure                        6

     ARTICLE V                                       6
     REPRESENTATIONS AND WARRANTIESOF THE
          SHAREHOLDERS                               6
     SECTION 5.01 Authority; Enforceability          6
     SECTION 5.02 Investment                         7
     SECTION 5.03  Company Shares.                   7
     SECTION 5.04 Share Ownership                    8
     SECTION 5.05  Brokers                           8
     SECTION 5.06 Disclosure                         8

     ARTICLE VI
     REPRESENTATIONS AND WARRANTIESOF ACQUIROR       8
     SECTION 6.01  Organization and Qualification    8
     SECTION 6.02  Capitalization                    8
     SECTION 6.03  Authority                         9
     SECTION 6.04  No Conflict, Required Filings and
          Consents                                   9
     SECTION 6.05  Reports; Financial Statements     10
     SECTION 6.06  Absence of Certain Changes or
          Events                                     11
     SECTION 6.07  Brokers                           11

     ARTICLE VII                                     11
     ADDITIONAL AGREEMENTS                           11
     SECTION 7.01  Public Announcements              11
     SECTION 7.02 NMS Listing                        11
     SECTION 7.03 Survival of Representations,
          Warranties, Covenants and Agreements       11
     SECTION 7.04  Legend                            12
     SECTION 7.05 Reasonable Efforts; Further
          Assurances                                 12
     SECTION 7.06 Termination of Purchase Agreement  12
     SECTION 7.07  Affiliate Agreements; Tax
          Treatment                                  12
     SECTION 7.08  Update Disclosure; Breaches       13

     ARTICLE VIII
     CLOSING CONDITIONS                              13
     SECTION 8.01  Conditions to Obligations of
          Each Party Under This Agreement            13

     ARTICLE IX
     TERMINATION, AMENDMENT                          14
     SECTION 9.01 Termination                        14
     SECTION 9.02 Effect of Termination              15
     SECTION 9.03  Fees and Expenses                 15

     ARTICLE X
     GENERAL PROVISIONS                              15
     SECTION 10.01  Notices                          15
     SECTION 10.02 Amendment                         17
     SECTION 10.03 Waiver                            17
     SECTION 10.04 Headings                          17
     SECTION 10.05 Severability                      17
     SECTION 10.06 Entire Agreement                  17
     SECTION 10.07 Assignment                        18
     SECTION 10.08 Parties in Interest               18
     SECTION 10.09 Governing Law                     18
     SECTION 10.10  Counterparts; Facsimile
          Signatures                                 18
     SECTION 10.11 Attorneys  Fees                   18

     EXHIBITS

     Exhibit 2.04          Registration Agreement
     Exhibit 7.07          Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of December 24, 1996 (this Agreement ), is by and among
The Vincam Group, Inc., a Florida corporation ( Acquiror
), Staff Administrators of Western Colorado, Inc., a
Colorado corporation (the  Company ), Staff
Administrators, Inc. (the  Corporate Shareholder ) and
Kris A. Smith (the  Individual Shareholder ).  In this
Agreement, the Corporate Shareholder and the Individual
Shareholder are referred to collectively as the Shareholders.

RECITALS:

     A. Subject to the provisions of this Agreement and the satisfaction of the conditions to this Agreement, the Company shall be merged (the Merger ) with a subsidiary of Acquiror ( Acquiror Sub ) at the time provided for in Section 1.02. Immediately following the Merger, the Company shall be a subsidiary of the Acquiror.

     B. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Acquiror, Company and the Shareholders agree as follows:

                          ARTICLE I

                         THE MERGER

SECTION 1.01 The Merger;. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado
Business Corporation Act (the  Colorado Code ), at the
Effective Time (as defined below), the Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the
Surviving Corporation ). Acquiror Sub and the Company are collectively referred to in this Agreement as the Constituent Corporations.


SECTION 1.02 Effective Time;. At the Closing (as defined below), the parties shall cause the Merger to be consummated by filing articles of merger (the Articles of Merger ) with the Secretary of State of Colorado in such form as required by, and executed in accordance with, the relevant provisions of the Colorado Code (the effective date and time specified in such filing, which shall be no earlier than January 1, 1997, being the Effective Time ).

SECTION 1.03 Effect of the Merger;. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Colorado Code. Without limiting the generality of such act, and subject to its provisions, at the Effective Time, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

SECTION 1.04  Articles of Incorporation;
By-Laws;.  At the Effective Time, the Articles of
Incorporation and the By-Laws of the Acquiror Sub shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

SECTION 1.05
Directors and Officers;. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 1.06  Taking Necessary Action; Further
Action;. Acquiror, Acquiror Sub and the Company, respectively, shall each use its best reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Colorado
Code at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

SECTION 1.07  The Closing;.
The closing of the transactions contemplated by this Agreement (the Closing ) shall be held as promptly as practicable, but not more than two business days following the satisfaction of, or waiver by the party entitled to satisfaction of, all conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof.
The Closing will take place at the offices of Steel
Hector & Davis LLP, 200 S. Biscayne Blvd., Suite 4000,
Miami, Florida 33131-2398, at 10:00 a.m. local Miami time on such date, or at such other time and place as the parties may agree.

                          ARTICLE II

            EFFECT ON CAPITAL STOCK; EXCHANGE OF
                         CERTIFICATES

SECTION 2.01
Effect on Capital Stock;. At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror Sub, the Company or the
Shareholders:

     (a) All issued and outstanding shares of capital stock of Acquiror Sub shall continue to be issued and shall be converted into 1,000 shares of common stock of the Surviving Corporation. Each stock certificate of Acquiror Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     (b) The 24,500 shares of common stock of the Company, no par value ( Company Common Stock ), held beneficially and of record by the Individual Shareholder shall be converted, without any action on the part of the Individual Shareholder into 20,000 shares of common stock, par value $.001, of the Acquiror (the Smith
Merger Consideration ).  All such shares of Company
Common Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the certificate previously representing such shares shall thereafter represent the right to receive the Smith Merger Consideration.

     (c) The 25,500 shares of Company Common Stock held beneficially and of record by the Corporate Shareholder shall be converted, without any action on the part of the Corporate Shareholder into 20,816 shares of common stock, par value $.001, of the Acquiror (the SAI Merger
Consideration ).  All such shares of Company Common
Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the certificate previously representing such shares shall thereafter represent the right to receive the SAI Merger Consideration.

     (d) Each share of Company Common Stock held in the treasury of the Company shall be cancelled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

SECTION 2.02
Exchange of Certificates;.  (a) At the Closing, the
Shareholders shall deliver to Acquiror the certificate or certificates representing their shares of Company
Common Stock issued and outstanding immediately prior to the Effective Time (each a Certificate and collectively the Certificates ), and Acquiror shall deliver to the Individual Shareholder a certificate representing the Smith Merger Consideration and to the Corporate Shareholder a certificate representing the SAI
Merger Consideration.

     (b)     Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the merger consideration into which the shares of Company Common Stock previously represented by such Certificate were converted at the Effective Time and any dividends or other distributions to which such holder is entitled pursuant to Section
2.02(d).

     (c) At and after the Effective Time, the holders of Certificates shall cease to have any rights as shareholders of the Company, except for the right to surrender Certificates to be converted pursuant to
Section 2.01.  All shares of common stock of the
Acquiror, par value $.001 ( Acquiror Common Stock ), issued upon conversion of the shares of Company Common
Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (d) Holders of unsurrendered Certificates with respect to the shares of Acquiror Common Stock represented thereby shall be entitled to receive dividends and other distributions declared or made with respect to Acquiror Common Stock with a record date as of the close of business on or after the date on which the Effective Time occurs. No such dividends or other distributions, however, shall be paid to the holder of any such unsurrendered Certificate until such holder shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing the shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date as of the close of business on or after the Effective Time theretofore paid with respect to such shares of Acquiror
Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date as of the close of business on or after the Effective Time but prior to surrender, payable with respect to such shares of Acquiror Common Stock.

     (e)     If, between the date hereof and the Effective
Time, the outstanding shares of Acquiror Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Acquiror Common Stock to be issued and delivered in the Merger for each outstanding shares of Company Common Stock as provided in this Agreement shall be correspondingly adjusted. It is agreed and understood that the grant by the Acquiror of stock options pursuant to any stock option or stock incentive plan, or the exercise by any holder of such a stock option, shall not constitute an action of the type requiring adjustment pursuant to this Section 2.02.

SECTION 2.03 Tax
Treatment;. The Company and the Shareholders intend that the Merger will be a non-taxable transaction to the Shareholders under section 368(a)(2)(E) of the Internal
Revenue Code of 1986, as amended.

SECTION 2.04
Registration Rights;.  The shares of Acquiror Common
Stock received in the Merger by the Individual
Shareholder shall be entitled to certain registration rights, as defined in and pursuant to the Registration
Agreement attached as Exhibit 2.04.

                          ARTICLE III

                          DEFINITIONS

The term Acquiror Material Adverse Effect as used in this Agreement shall mean any change or effect that is materially adverse to the financial condition, results of operations, business, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole.

The term Code means the Internal Revenue Code of 1986, as amended.

The term  employee   includes, but is not limited to,
any leased employee, co-employee, worksite employee, internal employee or corporate employee.

The term knowledge means the actual knowledge of a person, or of its current officers and directors in the case of a corporate person, after reasonable investigation. For purposes of this definition, reasonable investigation means that inquiry has been made of those Company persons employed or retained by the Company or its Subsidiaries (excluding leased employees of the Company) who are likely to know the facts of the subject matter being investigated and all files or documents in the possession of all such persons which relate to the subject matter being investigated have been reviewed.

The term person means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act )).

The term Subsidiary (or its plural) as used in this Agreement with respect to the Company, Acquiror, the Surviving Corporation or any other person shall mean any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving
Corporation or such other person, as the case may be (either alone or through or together with any other
Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

The term Tax or Taxes shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any governmental entity or taxing authority or agency, including, without limitation, income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to taxes imposed with respect thereto.

                           ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF
           THE COMPANY AND THE CORPORATE SHAREHOLDER

     The Corporate Shareholder and the Company jointly and severally represent and warrant to Acquiror that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete immediately prior to the Effective
Time (as though made then and as though the Effective
Time were substituted for the date of this Agreement throughout this Article IV). In the event that, after the date hereof and prior to the Effective Time, any of the statements contained in this Article IV becomes incorrect or incomplete, the Company and the Corporate
Shareholder shall provide notice to the Acquiror pursuant to Section 7.08.

SECTION 4.01
Authority; Enforceability;. The Board of Directors of the Company has adopted this Agreement and recommended the Merger for the approval of the Shareholders pursuant to Sections 7-111-101 and 7-111-103 of the Colorado
Code. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action and no other corporate or shareholder proceedings on the part of the Company, other than the filing of the Articles of Merger, are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This
Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors rights generally and to general equitable principles.

SECTION 4.02  Disclosure;.
No representation or warranty contained in this Article
IV, or in any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by either the Company or the Corporate Shareholder to the Acquiror pursuant to this Agreement or in connection with the Merger contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                          ARTICLE V

                REPRESENTATIONS AND WARRANTIES
                     OF THE SHAREHOLDERS.

     Each of the Shareholders severally but not jointly represents and warrants to Acquiror that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Article V), other than those statements that, by their terms, are made only by the Individual Shareholder or the Corporate
Shareholder, in which case only the Shareholder to whom the statement refers represents and warrants the correctness and completeness thereof.

SECTION 5.01
Authority; Enforceability;. The Shareholder has full power and authority to execute and deliver this Agreement and to perform the obligations of the Shareholder hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws limiting creditors rights generally and to general equitable principles. The
Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental entity in order to consummate the transactions contemplated by this Agreement. The
Shareholder has taken all action required under Section
7-111-103 of the Colorado Code to adopt and approve this Agreement and the Merger.

SECTION 5.02 Investment;.
The Shareholder (A) is acquiring Acquiror Common Stock solely for its own account for investment purposes, and not with a view to the distribution or resale thereof,
(B) is an accredited investor as defined in Rule 215 of the regulations promulgated under the Securities Act of 1933, as amended (the Securities Act ) with knowledge and experience in business and financial matters, or is a sophisticated investor with sufficient knowledge and experience to evaluate an investment in the Acquiror, (C) has received certain information concerning Acquiror, including but not limited to the Prospectus of Acquiror dated May 9, 1996 and Acquiror s quarterly report on Form 10-Q for the quarter ended
September 30, 1996, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks of an investment in Acquiror Common Stock, and (D) agrees to indemnify
Acquiror and Acquiror Sub against any adverse consequences which shall arise as a result of a sale or distribution of such shares by Shareholder in violation of the Securities Act and state securities or state Blue
Sky laws. Shareholder acknowledges that the shares of Acquiror Common Stock being issued pursuant to the Merger have not been registered under the Securities Act or state securities or state Blue Sky laws and may only be transferred in compliance with such laws.

SECTION 5.03  Company
Shares.; The Individual Shareholder owns of record and owns beneficially 24,500 shares of Company Common Stock, free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer, Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations (other than any restrictions under the Securities Act and Blue Sky laws and restrictions under a Purchase Agreement dated
July 1, 1994 between the Individual Shareholder and the
Corporate Shareholder (the  Purchase Agreement )).  The
Corporate Shareholder holds of record and owns beneficially 25,500 shares of Company Common Stock, free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer (other than any restrictions under the Securities Act and Blue
Sky laws and restrictions under the Purchase Agreement), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations. The Individual
Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Individual Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement and the Purchase
Agreement). The Corporate Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Corporate
Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement and the Purchase Agreement). Neither of the Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company (other than the Purchase Agreement). The Shareholder acknowledges and agrees that neither the shares of Company Common
Stock that the Shareholder owns nor, to the knowledge of the Shareholder, any other outstanding stock of the Company, has been issued in violation of any preemptive or similar rights.

SECTION 5.04 Share Ownership;.  The Shareholder owns no shares of
Acquiror Common Stock other than those it will receive pursuant to the Merger. The Shareholder understands that it is the intent of all parties that the Merger constitute a reorganization pursuant to Code section 368(a), and has no present intent to dispose of Acquiror Common Stock received in the Merger.

SECTION 5.05  Brokers;.  No
broker, finder or investment banker is entitled to any brokerage, finder s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholders.

SECTION 5.06 Disclosure;.  No
representation or warranty contained in this Article V contains or, at the Effective Time, will contain any untrue statement of a material fact, or omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                            ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES
                            OF ACQUIROR

     Acquiror hereby represents and warrants to the Company that:

SECTION 6.01 Organization and Qualification;. Acquiror is a corporation, duly incorporated, validly existing and in good standing under the Laws of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be qualified, an Acquiror Material Adverse Effect. On or prior to
Closing, Acquiror Sub will be a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

SECTION 6.02 Capitalization;. (a) As of the date hereof, the authorized capital stock of Acquiror consisted of the following:
     (i)     60,000,000 shares of Acquiror Common
Stock of which:

               (y)     8,013,332 shares were issued and
outstanding; and

               (z)     1,466,665 shares were reserved for
future issuance pursuant to Acquiror s
stock option and incentive plans relating to stock options and awards for certain officers, employees, consultants and directors (the Acquiror Options ); and

          (ii)     20,000,000 shares of series preferred
stock, par value $.01 per share of which none was issued or outstanding.

     (b) As of the date of this Agreement, all shares of Acquiror Common Stock issued and outstanding are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, whether created by the Florida Business Corporation Act
(the Florida Act ) or otherwise and any shares of Acquiror Common Stock issuable in the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the Florida Act or otherwise.

     (c) As of the Closing, the authorized capital stock of Acquiror Sub will consist of 1,000 shares of Common Stock, $.01 par value ( Acquiror Sub Common Stock
) and will be held by Acquiror (or a wholly owned
Subsidiary) of record and beneficially. Acquiror Sub will be a newly formed wholly owned Subsidiary of Acquiror which may be held directly or indirectly by Acquiror and which will have no obligations except as contemplated by this Agreement.

SECTION 6.03 Authority;. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the corporate and shareholder approvals of Acquiror Sub
(which Acquiror shall cause to be obtained prior to Closing). This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Acquiror, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and to general equitable principles.

SECTION 6.04  No Conflict, Required Filings
and Consents;. The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror and Acquiror Sub will not,
(i) conflict with or violate the Articles of Incorporation or By-Laws of Acquiror or Acquiror Sub,
(ii) subject to the filing of the Articles of Merger, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub or any of Acquiror s Subsidiaries or by which any of their respective properties is bound or affected, or (iii) subject to the receipt of consents from Fleet National Bank pursuant to the Amended and Restated Credit Agreement of the Acquiror dated June 5,
1996, as amended through the date hereof and under the Registration Rights Agreement between the Acquiror,
Greylock Equity Limited Partnership, Carlos A.
Saladrigas and Jose M. Sanchez dated February 10, 1995, as amended through the date hereof, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror s
Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror s Subsidiaries is a party or by which Acquiror or any of Acquiror s Subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii) or breaches or defaults described in clause
(iii) that would not have an Acquiror Material Adverse
Effect.

SECTION 6.05  Reports; Financial Statements;.  (a) Since May 9,
1996, Acquiror and its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission
(collectively, the  Acquiror SEC Reports ).  The
Acquiror SEC Reports, including all such reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     (b)     Each of the consolidated financial statements
(including in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any

Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time, (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the Securities and Exchange Commission (the SEC ) and generally accepted accounting principles ( GAAP ) applied on a consistent basis throughout the periods involved (except (x) to the extent required by changes in GAAP or (y) as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements (A) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (B) are not or may not be necessarily indicative of results for the full fiscal year and (y) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror at September 30, 1996, including all notes thereto, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of such balance sheet or as contemplated by the Acquiror SEC
Reports.

SECTION 6.06  Absence of Certain Changes or
Events;. Since May 9, 1996, there has not been an Acquiror Material Adverse Effect or any change by Acquiror or its Subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or as described in the Acquiror SEC Reports filed prior to Closing.

SECTION 6.07  Brokers;.  No
broker, finder or investment banker is entitled to any brokerage, finder s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                        ARTICLE VII

                    ADDITIONAL AGREEMENTS

SECTION 7.01 Public Announcements;. Acquiror, the Company and the Shareholders shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and neither the Company nor any Shareholder shall issue any such press release or make any such public statement without the prior written approval of the Acquiror.

SECTION 7.02 NMS Listing;.
Acquiror shall cause those shares of Acquiror Common
Stock to be issued to the Individual Shareholder in the Merger to be listed on the Nasdaq National Market
System, subject only to official notice of issuance thereof.

SECTION 7.03 Survival of
Representations, Warranties, Covenants and Agreements;.

     (a) The representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery of this Agreement and the Closing; provided, however, that, notwithstanding the foregoing, all representations and warranties set forth in Article IV, V and VI shall expire on the second anniversary of the Effective Time, unless a notice of claim of a breach of such representation or warranty shall have been given prior to such date; provided, further that nothing in this Agreement shall be deemed to limit any right or remedy of any party at law or in equity for criminal activity or fraud.

     (b) The Individual Shareholder hereby agrees not to make any claim for indemnification against the Company by reason of the fact that she was a director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Acquiror or Acquiror Sub against the Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

SECTION 7.04  Legend;.  Each
certificate representing shares of Acquiror Common Stock issued pursuant to the Merger shall bear a legend substantially in the following form:

 The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

SECTION 7.05 Reasonable Efforts; Further
Assurances;. Subject to the terms and conditions of this Agreement, each party shall use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible. The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.06 Termination of Purchase
Agreement;. The Shareholders agree that upon the consummation of the transactions contemplated by this Agreement, the Purchase Agreement (as defined in Section
5.03) shall automatically be terminated and shall be of no further force or effect as of and after the Closing.
Subject to the consummation of the Merger, each of the Shareholders hereby waives any rights it has or may have pursuant to the Purchase Agreement that survived the closing of the transactions represented by the Purchase
Agreement (including but not limited to the right of first refusal in Article Four, Section 5 of the Purchase
Agreement), waives any default under the Purchase
Agreement that may arise out of the execution of this Agreement and hereby waives any further obligations under the Purchase Agreement.

SECTION 7.07  Affiliate Agreements; Tax
Treatment;.  Simultaneously herewith, the Individual
Shareholder and the Company have executed and delivered an agreement in the form attached as Exhibit 7.07 hereto
(the Affiliate Agreement ). The Acquiror shall be entitled to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock consistent with the terms of the Affiliate Agreement.
Each party shall use its best reasonable efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section
368(a) of the Code.

SECTION 7.08 Update Disclosure; Breaches;. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other party hereto by written update of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. In addition, the Company and the Shareholders shall notify Acquiror in writing of
(i) such additional information with respect to any matters or events discovered subsequent to the date hereof and prior to the Effective Time, which if existing and known on the date hereof would have rendered any representation or warranty made by the other party, or any information contained in any Exhibit hereto, then inaccurate or incomplete and (ii) any development after the date hereof and prior to the Effective Time causing a breach of any representation or warranty in Article IV or V above. Unless the Acquiror elects to terminate this Agreement pursuant to Section
9.01 below within the period of 10 business days following such notice, the written notice pursuant to this Section will be deemed to have qualified the relevant provision of Article IV or V, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder. Receipt of such information by the other parties hereto shall not operate as a waiver of the non-disclosing party s right to terminate this Agreement as provided herein.

                        ARTICLE VIII

                     CLOSING CONDITIONS

SECTION 8.01  Conditions to
Obligations of Each Party Under This Agreement;.

     (a)     Subject to waiver as set forth in Section
10.03, the respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (i)     The consummation of the merger
contemplated by the Merger Agreement by and among Staff Administrators, Inc., its shareholders and the Acquiror, entered into as of December 24, 1996 (the SAI Merger
Agreement ) shall have occurred.

     (b)     Subject to waiver as set forth in Section
10.03, the respective obligations of the Company and the Shareholders to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective
Time of the following conditions:

          (i)     Each of the representations and
warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time;
provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

          (ii)     A registration agreement in the form
attached as Exhibit 2.04 hereto shall have been executed by the Acquiror.

     (c)     Subject to waiver as set forth in Section
10.03, the obligations of the Acquiror to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (i)     All amounts owed by the Company to any
one or more of the Shareholders shall have been satisfied and the obligation be no longer outstanding.

          (ii)     Each of the representations and
warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.

          (iii)     Any accounts receivable of the
Company owed by either of the Shareholders shall have been paid in full.

          (iv)     A registration agreement in the form
attached as Exhibit 2.04 hereto shall have been executed by the Individual Shareholder.

                      ARTICLE IX

TERMINATION, AMENDMENT

SECTION 9.01 Termination;.
This Agreement may be terminated at any time prior to the Effective Time:

     (a)     by mutual consent of the parties hereto;

     (b)     (i)     by Acquiror, if there has been a breach
by the Company or the Shareholders of any of their respective covenants or agreements contained in this Agreement or if any of the representations and warranties of the Company or the Shareholders shall have become untrue; or

          (ii)     by the Company, if there has been a
breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue;

     (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

     (d) by either Acquiror or the Company if the Merger shall not have been consummated before January
31, 1996.


SSECTION 9.02
Effect of Termination;. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of Acquiror or the Company or any of their respective stockholders, officers or directors and all rights and obligations of each party hereto shall cease, except as provided in Section 9.03-Fees and Expenses.

SECTION 9.03  Fees
and Expenses;. (a) All Expenses (as defined below) incurred by the parties shall be borne solely and entirely by the party which has incurred the same. This
Section 9.03 shall not be construed to modify or contravene Section 10.03 of the SAI Merger Agreement.

     (b) Expenses as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

                          ARTICLE X

                     GENERAL PROVISIONS

SECTION 10.01  Notices;.  All
notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     If to Acquiror:     The Vincam Group, Inc.
                         2850 Douglas Road
                         Coral Gables, FL 22134
                         Telecopier no.: (305) 460-2396
                         Attention: General Counsel

     With a copy to:     Steel Hector & Davis LLP
                         200 South Biscayne Boulevard,
                         40th Floor
                         Miami, Florida 33131-2398
                         Telecopier No.: (305) 577-7001
                         Attention:  Ira N. Rosner, P.A.

     If to the Company:  Staff Administrators of Western
                          Colorado, Inc.
                         2912 North Avenue, Suite 4
                         Grand Junction, Colorado 81504
                         Telecopier No.: (970) 242-4679
                         Attention: President

     With a copy to:     Minor & Brown, P.C.
                         650 South Cherry Street
                         Cherry Creek Plaza, Suite 1100
                         Denver, CO 80222
                         Telecopier No.: (303) 320-6330
                         Attention:  Ned Minor, Esq.

     If to the Corporate
     Shareholder:        Staff Administrators, Inc.
                         12075 E. 45th Avenue,
                         Vista Suite
                         Denver, CO 80237-2843
                         Telecopier No.: (303) 371-8970
                         Attention:  Robert J. Quinette

     With a copy to:     Minor & Brown, P.C.
                         650 South Cherry Street
                         Cherry Creek Plaza, Suite 1100
                         Denver, CO 80222
                         Telecopier No.: (303) 320-6330
                         Attention:  Ned Minor, Esq.
     If to the Individual
     Shareholder:        Kris A. Smith
                         1120 23 Road
                         Grand Junction, Colorado 81505

     With a copy to:     Thomas Volkman, Esq.
                         655 North 12th Street
                         Grand Junction, Colorado 81501

SECTION 10.02 Amendment;.
Subject to applicable provisions of the Colorado Code or the Florida Act, this Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties.

SECTION 10.03 Waiver;.  At any
time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties to be performed for the benefit of the waiving party, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement for the benefit of the waiving party and (c) waive compliance by the other parties with any of the agreements or conditions compliance with which is for the benefit of the waiving party contained in this Agreement (to the extent permitted by law). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 10.04 Headings;.  The
headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05
Severability;. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.06 Entire
Agreement;. This Agreement (together with any exhibits hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 10.07 Assignment;.
This Agreement shall not be assigned without the written consent of the other parties hereto.

SECTION 10.08
Parties in Interest;. This Agreement shall be binding upon and inure solely to the benefit of each party and to that party s permitted successors, assigns, heirs and personal representatives, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.09 Governing
Law;. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 10.10  Counterparts; Facsimile
Signatures;. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
The parties hereby acknowledge and agree that facsimile signatures of this Agreement and any Exhibit hereto shall have the same force and effect as original signatures.

SECTION 10.11 Attorneys
Fees;. If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys fees and expenses.

[Remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, Acquiror, Company and the
Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.



THE VINCAM GROUP, INC.


By: /s/ CARLOS A. SALADRIGAS
Name:CARLOS A. SALADRIGAS
Title:PRESIDENT



STAFF ADMINISTRATORS OF WESTERN COLORADO, INC.


By: /s/ KRIS A. SMITH
Name:KRIS A. SMITH
Title:PRESIDENT



SHAREHOLDERS


/s/ KRIS A. SMITH
Kris A. Smith


STAFF ADMINISTRATORS, INC.


By:/s/ ROBERT J. QUINETTE
Name:ROBERT J. QUINETTE
Title:PRESIDENT/CEO

                                                                  Exhibit 10


                        AGREEMENT AND AMENDMENT NO.1 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     AGREEMENT AND AMENDMENT NO.1 TO AMENDED AND RESTATED CREDIT AGREEMENT ("this Amendment"), dated as of December 31, 1996, by and among THE VINCAM GROUP, INC., a Florida Corporation (the "Company"), the Subsidiaries of the Company whose names appear on the signature page hereof, all of which are Florida corporations (together with the Company, collectively, the "Borrowers") and FLEET NATIONAL BANK, a national banking association (the "BANK").

     WHEREAS, the parties hereto desire to amend, on the terms set forth herein, the Amended and Restated Revolving Credit Agreement, dated as of June 5,1 996 (the "Credit Agreement"), among the Borrowers and the Bank (capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement).

     WHEREAS, in consideration of the amendments to the credit Agreement set forth herein, the Bank is willing to terminate the Cash Collateral Pledge Agreement and discharge and release its security interest in the collateral pledged to the Bank pursuant thereto.

     NOW, THEREFORE, in consideration of these premises, and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.  Amendments to Credit Agreement.

         1.1  Amendments to Section 1.1.

         (a) The definition of "Cash Collateral Pledge Agreement" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

         (b) The following definition is hereby inserted in Section 1.1 of the Credit Agreement, immediately following the definition of "Letter of Credit":

         "Letter of Credit Sublimit" shall have the meaning specified in
     Section 2.1.

         (c) The following definition is hereby inserted in Section 1.1 of the Credit Agreement, immediately following the definition of "Regulatory Change":

         "Required LOC" shall have the meaning specified in Section 5.1.

         (d)  The definition of "Revolver Maturity Date" set forth in
Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

         "Revolver Maturity Date" shall mean December 31, 1997.

         (e)  The definition of "Security Instruments" set forth in
Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         "Security Instruments" shall mean, collectively, the Security

     Agreement, the Stock Pledge Agreements and each other instrument or agreement that purports to secure the obligations of the Borrowers to the Bank.

         1.2 Amendment of Section 2.1. Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         2.1 "Amount". Upon the terms and subject to conditions set forth herein, and in reliance upon the representations, warranties and covenants of the Borrowers herein, the Bank agrees to make loans (each a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") to the Borrowers and to issue Letters of Credit for the account of the Borrowers at the Borrowers' request from time to time from and after the Closing Date and prior to the Revolver Maturity Date in aggregate principal amount not to exceed at any one time outstanding the sum of $8,000,000 (the "Revolving Credit Commitment"), as the same may be reduced or terminated pursuant to the provisions hereof, provided that the sum of all outstanding Revolving Credit Loans and Letter of Credit Usage shall not at any time exceed the Revolving Credit Commitment, provided, further that the aggregate principal amount of outstanding Revolving Credit Loans shall not at any time exceed the lesser of (i) $2,000,000 (the "Revolving Loan Sublimit") or (ii) the Borrowing Base, and provided, further that the Letter of Credit Usage shall not at any time exceed $6,000,000 foregoing limits and subject to the terms and conditions hereof, the Borrowers may request Letters of Credit and may borrow, repay and reborrow Revolving Credit
     Loans at any time or from time to time until the Revolver Maturity Date or the earlier termination of the Revolving Credit Commitment.

          1.3 Amendment to Section 2.4. Section 2.4 of the Credit Agreement is amended by deleting the word "and" immediately prior to clause (f) thereof and inserting the following immediately after the last word thereof:

     ; and (g) both before the issuance of the requested Letter of Credit and after giving effect to the issuance thereof Letter of Credit Usage shall not exceed the Letter of Credit Sublimit.

          1.4 Amendment of Section 5.1. Section 5.1 of the Credit Agreement is hereby amended by amending and restating subsection (b) thereof to read as follows:

          (b) In order to secure the payment and performance of the Borrowers' Obligation, the Borrowers agree to cause a financial institution satisfactory to the Bank to issue a standby letter of credit in the face amount of not less than $4,100,959, in form and substance satisfactory to the Bank ( the "Required LOC") and to maintain the Required LOC so long as any Obligations are outstanding and until the Bank's Commitment shall have terminated.

          1.5 Amendment of Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by inserting the following immediately after the last sentence of subsection (a) thereof:

     The Bank shall have received the Required LOC.

          1.6 Amendment to Section 10.5. Section 10.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          10.5 Capital Expenditures. The Borrowers and their subsidiaries shall not make aggregate Capital Expenditures in excess of
     (i) $1,500,000 during fiscal year ending December 31, 1996,
     (ii) $2,000,000 during fiscal year ending December 31, 1997, and (iii) $2,500,000 during any fiscal year thereafter.

     2. Termination of Cash Collateral Pledge Agreement. The Cash Collateral Pledge Agreement is hereby terminated and the Bank releases its security interest in the Collateral under and as defined in the Cash Collateral Pledge Agreement.

     3. Representations and warranties. The Borrowers hereby represent and warrant to the Bank as follows:

         3.1 Representations in loan Documents. Each of the representations and warranties made by or on behalf of the Borrowers in any of the Loan Documents was true and correct when made and is true and correct on and as of the date of this Amendment, except to the extent that any such representation or warranty relates by its express terms solely to a prior date.

         3.2 No Defaults. After giving effect to the amendments to the Credit Agreement effectuated by this Amendment, no Default or Event of Default exists.

         3.3 Corporate Authority and Enforceability. This Amendment has been duly executed and delivered by the Borrowers and is in full force and effect as of the date hereof, and constitutes the valid and biding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms.

     4. No Other Amendments. Except as specifically provided herein, the terms and provisions of the Credit Agreement shall be and remain unaltered and in full force and effect.

     5. Miscellaneous. This Amendment shall be governed by and constructed in accordance with the laws of The Commonwealth of Massachusetts (without regard to conflicts of laws principles). This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seals as of the date first set forth above.


                                          THE VINCAM GROUP, INC.

                                          BY:/s/ CARLOS A. SALADRIGAS
                                             ------------------------------
                                             Name:  Carlos A. Saladrigas
                                             Title: Chairman, President and
                                                    Chief Financial Officer

                                          VINCAM HUMAN RESOURCES, INC.
                                          VINCAM HUMAN RESOURCES, INC. I
                                          VINCAM HUMAN RESOURCES, INC. II
                                          VINCAM HUMAN RESOURCES, INC. III
                                          VINCAM HUMAN RESOURCES, INC. IV
                                          VINCAM HUMAN RESOURCES, INC. V
                                          VINCAM HUMAN RESOURCES, INC. VI
                                          VINCAM HUMAN RESOURCES, INC. XII
                                          VINCAM HUMAN RESOURCES OF
                                              MICHIGAN, INC.
                                          VINCAM OCCUPATIONAL HEALTH
                                              SYSTEMS, INC.
                                          PERSONNEL RESOURCES, INC.
                                          VINCAM INSURANCE SERVICES, INC.
                                          VINCAM PRACTICE MANAGEMENT, INC.
                                          AMERICAN PEDIATRIC SYSTEMS, INC.
                                          PSYCH/CARE, INC.

                                          BY:/s/ CARLOS A. SALADRIGAS
                                             ------------------------------
                                             Name:  Carlos A. Saladrigas
                                             Title: President


                                          FLEET NATIONAL BANK

                                          BY:/s/ GINGER C. STOLZENTHALER
                                             ------------------------------
                                             Name:  Ginger C. Stolzenthaler
                                             Title: Vice President